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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Beazer Homes USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beazer Homes USA, Inc.
1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328

***

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         TO THE STOCKHOLDERS OF BEAZER HOMES USA, INC.:

        Notice is hereby given that the annual meeting of stockholders of Beazer Homes USA, Inc. ("Beazer Homes") will be held at 2:00 p.m. on Tuesday, February 10, 2004 at 1000 Abernathy Road, Atlanta, Georgia 30328 for the following purposes:

  1)
  to elect seven members to the Board of Directors;

  2)
  to consider and act upon a proposal to amend Beazer Homes' Amended and Restated 1999 Stock Incentive Plan; and

  3)
  to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on December 12, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A copy of Beazer Homes' annual report to stockholders is being mailed to you together with this notice.

        We encourage you to take part in the affairs of Beazer Homes either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

BRIAN C. BEAZER Non-Executive Chairman of the Board

Dated: December 31, 2003

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

BEAZER HOMES USA, INC.
1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328

PROXY STATEMENT

Purpose

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Beazer Homes USA, Inc., a Delaware corporation ("Beazer Homes" or the "Company"), for use at the annual meeting of stockholders of Beazer Homes to be held on February 10, 2004 and at any adjournments or postponements thereof. Stockholders of record at the close of business on December 12, 2003 are entitled to notice of and to vote at the annual meeting. On December 12, 2003, we had outstanding 13,614,895 shares of common stock. Each share of common stock entitles the holder to one vote with respect to each matter to be considered. The common stock is our only outstanding class of voting securities. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders, together with our annual report (which includes audited consolidated financial statements for our fiscal year ended September 30, 2003), commencing on or about December 31, 2003.

Voting Instructions

        General—Shares represented by a proxy will be voted in the manner directed by a stockholder. If no direction is made, except as discussed below regarding broker non-votes, the signed proxy will be voted

  1.
  for the election of the seven nominees for the Board of Directors named in this Proxy Statement;

  2.
  for the amendment of the Amended and Restated 1999 Stock Incentive Plan; and

  3.
  in accordance with the judgment of the persons named in the proxy as to such others matters as may properly come before the annual meeting.

        Signature Requirements—If stock is registered in the name of more than one person, each named person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in the corporation's name by a duly authorized officer. If a proxy is signed as an attorney, trustee, guardian, executor, administrator or a person in any other representative capacity, the signer's full title should be given.

        Revocation—A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting by executing and returning to the Secretary of Beazer Homes (James O'Leary) or Transfer Agent (American Stock Transfer & Trust Company) either a written revocation or a proxy bearing a later date prior to the annual meeting. Any stockholder who attends the annual meeting in person will not be considered to have revoked his or her proxy unless such stockholder affirmatively indicates at the annual meeting his or her intention to vote the shares represented by such proxy in person.

        Quorum: Vote Required—The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is required to constitute a quorum at the meeting. Shares represented by proxies which indicate that the stockholders withhold authority or want to abstain on particular proposals will be treated as being present for the purpose of determining the presence of a quorum and the number of votes cast with respect to each proposal, but will not be voted with regard to those proposals as to which authority is withheld or the stockholder abstains. If a broker does not receive instructions from the beneficial owner of shares of common stock held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote certain shares (a "broker non-vote"). Broker non-votes will be considered present for purposes of a quorum, but will not be voted with regard to or treated as present with respect to those proposals.

        The holders of common stock will be entitled to one vote for each share they hold. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present at the meeting is required for the amendment of the Amended and Restated 1999 Stock Incentive Plan. The nominees for director receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. Broker non-votes will have no effect on either proposal to be considered at the annual meeting. Abstentions and other withheld authority will have the effect of a vote against the amendment of the Amended and Restated 1999 Stock Incentive Plan, but will have no effect on the election of directors.

        New regulations adopted by the New York Stock Exchange ("NYSE") earlier in 2003, prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans other than in accordance with specific instructions received from the beneficial owner of the shares with respect to the vote. If your shares are held through a broker or other nominee who is a NYSE member organization, your shares will only be voted with respect to the amendments to the Amended and Restated 1999 Stock Incentive Plan if you have provided specific voting instructions to your broker or other nominee regarding this proposal. If you do not provide instructions, your shares will be treated as broker non-votes for this proposal.

Expenses of Solicitation

        Expenses incurred in connection with the solicitation of proxies will be paid by Beazer Homes. Proxies are being solicited primarily by mail but, in addition, officers and other employees of Beazer Homes may solicit proxies by telephone, in person or by other means of communication but will receive no extra compensation for such services. In addition, Beazer Homes has engaged Morrow & Co., Inc. to assist in the solicitation of proxies. Beazer Homes anticipates that the costs associated with this engagement will be approximately $10,000 plus costs and expenses incurred by Morrow & Co. Beazer Homes will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

Principal Stockholders

        The following table sets forth information as of December 12, 2003 with respect to the beneficial ownership of Beazer Homes' common stock by all persons known by us to beneficially own more than 5% of our common stock. In order to provide the most timely information available regarding principal stockholders, we included ownership information as provided in the most recently available Form 13F or Form 13G filed by each respective holder.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Fidelity Management & Research Company 82 Devonshire Street Boston, Massachusetts 02109	1,651,148(1)	12.1%

(1)
Detailed information regarding voting and dispositive power is not included on Form 13F. As of its most recent Schedule 13G filing (February 13, 2003), however, Fidelity Management & Research Company had sole voting power on 16% (310,898 shares) and sole dispositive power on 100% of its then beneficially owned shares (1,935,550 shares).

MATTERS TO BE CONSIDERED

General

        Our by-laws provide that the affirmative vote of a plurality of the shares of our voting stock is required to approve the election of directors. For other matters presented for stockholder approval, our by-laws require the affirmative vote of a majority of the shares present or represented at the meeting, unless some other percentage is required by law or by the certificate of incorporation. Please refer to page 1 of this proxy statement for voting instructions.

        Following is a discussion of the matters to be presented for stockholder approval at the annual meeting:

1.     ELECTION OF DIRECTORS

General

        Each of the nominees listed below has been nominated as a director for the fiscal year ending September 30, 2004 and until their respective successors have qualified and are elected. Each of the following nominees is presently serving as a director of Beazer Homes. Mr. David E. (Ned) Mundell will retire effective at the upcoming annual meeting and, accordingly, will not stand for re-election. Mr. David S. Weiss, a former officer and director of the Company, retired from the Board effective August 15, 2003. Mr. Thomas B. Howard, Jr., a former director of the Company, retired from the Board effective at the annual meeting in February 2003. We wish to express our thanks to Messrs. Mundell, Weiss and Howard for their valuable service to the Company. In the event any nominee should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Nominating/Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Recommendation

        We recommend that you vote your shares to elect the following nominees. Please see the Voting Instructions on page 1 of this proxy statement for instructions on how to cast your vote.

Nominees

        The information appearing below with respect to each nominee has been furnished to Beazer Homes by the nominee:

          Laurent Alpert, 57, has served as a director since February 2002. Mr. Alpert is a partner in the international law firm of Cleary, Gottlieb, Steen & Hamilton. He joined Cleary, Gottlieb, Steen & Hamilton in 1972 and became a partner in 1980. He received his undergraduate degree from Harvard College and a law degree from Harvard Law School. Mr. Alpert is also a Director of the International Rescue Committee, a non-profit organization providing relief and resettlement services to refugees.

          Katie J. Bayne, 37, was appointed to the Board of Directors on December 8, 2003. Ms. Bayne is Senior Vice President, Integrated Marketing, North America for The Coca-Cola Company, responsible for the Integrated Communications/Media, Promotions, Sports Marketing, Entertainment Marketing and Packaging Integration functions in North America. Since joining The Coca-Cola Company in 1989, she has held various marketing positions in Atlanta, Los Angeles and Sydney, Australia. She has a diverse range of experience in the areas of brand management, new products, consumer strategy, category management and customer business development. Ms. Bayne holds a bachelor of arts degree from Duke University, and a master of business administration from the Fuqua School of Business at Duke University. She currently sits on the board of Imagine It! The Children's Museum of Atlanta.

          Brian C. Beazer, 68, is the Non-Executive Chairman of Beazer Homes' Board of Directors and has served as a director of Beazer Homes since its initial public offering (the "IPO") in 1994. From 1968 to 1983, Mr. Beazer was Chief Executive Officer of Beazer Plc, a United Kingdom company and then was Chairman and CEO of that company from 1983 to the date of its acquisition by an indirect, wholly-owned subsidiary of Hanson Plc (effective December 1, 1991). During that time Beazer Plc expanded its activities to include homebuilding, quarrying, contracting and real estate, and became an international group with annual revenue of approximately $3.4 billion. Mr. Beazer was educated at the Cathedral School, Wells, Somerset, England. He is a Director of Beazer Japan, Ltd; Seal Mint, Ltd; Jade Technologies Singapore Ltd; United Pacific Industries Limited; Jacuzzi Brands, Inc. and Numerex Corp, and is a private investor.

          Ian J. McCarthy, 50, is the President and Chief Executive Officer of Beazer Homes and has served as a director of Beazer Homes since the IPO. Mr. McCarthy has served as President of predecessors of Beazer Homes since January 1991 and was responsible for all United States residential homebuilding operations in that capacity. During the period May 1981 to January 1991, Mr. McCarthy was employed in Hong Kong and Thailand becoming a director of Beazer Far East and from January 1980 to May 1981 was employed by Kier, Ltd., a company engaged in the United Kingdom construction industry which became an indirect, wholly-owned subsidiary of Beazer PLC. Mr. McCarthy is a Chartered Civil Engineer with a Bachelor of Science degree from The City University, London. Mr. McCarthy currently serves as Chairman of HomeAid's National Advisory Board, a Member of the Metro Atlanta Chamber Board of Directors, and as a Trustee for the Woodruff Arts Center, Atlanta, Georgia.

          Maureen E. O'Connell, 42, was appointed a director of Beazer Homes in May 2002. Ms. O'Connell was named President and COO of Gartner, Inc. in October 2003. She joined Gartner in September 2002 as Executive Vice President, Chief Financial and Administrative Officer. Prior to joining Gartner, Ms. O'Connell was the Chief Financial Officer of Barnes & Noble, Inc. since 2000. She also held similar positions at Publishers Clearing House from 1998 to 2000, BMG Direct from 1997 to 1998 and Primedia, Inc. from 1990 to 1997. Ms. O'Connell was also employed by Equitable Financial Companies from 1988 to 1990 and Cooper's and Lybrand (now PriceWaterhouseCoopers) from 1985 to 1988. Ms. O'Connell received her undergraduate degree in Accounting and Economics at the New York University Stern School of Business and is a Certified Public Accountant.

          Larry T. Solari, 61, has served as a director of Beazer Homes since the IPO. From 1998 to 2001, Mr. Solari was the Chairman and CEO of BSI Holdings, Inc. in Carmel, California. Mr. Solari was the Chairman and CEO of Sequentia, Inc. from 1996 to 1997 and President of the Building Materials Group of Domtar, Inc. from 1994 to 1996. Mr. Solari was President of the Construction Products Group of Owens-Corning Fiberglas from 1986 to 1994. Mr. Solari held various other positions with Owens-Corning Fiberglas since 1966. Mr. Solari earned a Bachelor of Science degree in Industrial Management and a Master of Business Administration degree from San Jose State University and is a graduate of Stanford University's Management Program. Mr. Solari is a Director of Pacific Coast Building Products, Inc., Atrium Companies, Inc., Aneco, Inc., Listman Homes Technologies and Performance Contracting Group. Mr. Solari is a past director of the Policy Advisory Board of the Harvard Joint Center for Housing Studies and an Advisory Board Member of the National Home Builders Association.

          Stephen P. Zelnak, Jr., 58, is the Chairman and Chief Executive Officer of Martin Marietta Materials, Inc. He joined Martin Marietta Corporation in 1981 and prior to assuming his current position in 1993, has been the President of Martin Marietta Corporation's Materials Group and of

  Martin Marietta's Aggregates Division. Mr. Zelnak received a bachelors degree from Georgia Institute of Technology and masters degrees in Administrative Science and Business Administration from the University of Alabama System. He has served as Chairman of the North Carolina Citizens for Business and Industry, and is the past Chairman of the North Carolina Community College Foundation. He serves on the Advisory Boards of North Carolina State University and Georgia Institute of Technology.

Board of Directors Committees and Meetings

        For fiscal year 2003, our Board of Directors had three committees: the Audit Committee, the Nominating/Corporate Governance Committee, and the Compensation Committee. In fiscal 2003 the Board of Directors had four quarterly meetings and one special meeting, and each meeting was attended in full. In addition, directors are encouraged to attend the annual meeting of shareholders, but are not required to do so. At the last annual meeting of shareholders, held on February 11, 2003, all then members of the Board of Directors were in attendance. Membership in the committees during fiscal 2003 and for fiscal 2004 is as follows:

COMMITTEE MEMBERSHIP
Fiscal Year 2003

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
David E. (Ned) Mundell(1) Laurent Alpert Thomas B. Howard, Jr.(2) Maureen E. O'Connell Stephen P. Zelnak, Jr.(3)	Larry T. Solari(1) Thomas B. Howard, Jr.(2) Maureen E. O'Connell Stephen P. Zelnak, Jr.(3)	Laurent Alpert(1) David E. (Ned) Mundell Larry T. Solari

COMMITTEE MEMBERSHIP
Fiscal Year 2004 (Effective 11/6/03)

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Maureen E. O'Connell(1)(5) Laurent Alpert David E. (Ned) Mundell (4)(5) Stephen P. Zelnak, Jr.	Larry T. Solari(1) Katie J. Bayne(6) Maureen E. O'Connell Stephen P. Zelnak, Jr.	Laurent Alpert(1) David E. (Ned) Mundell(4) Larry T. Solari

(1)
Committee Chair.

(2)
Mr. Howard retired effective with the annual meeting in February 2003.

(3)
Mr. Zelnak was elected by the stockholders at the annual meeting in February 2003. On February 12, 2003, Mr. Zelnak was appointed to the Audit Committee and the Compensation Committee.

(4)
Mr. Mundell is retiring effective with the annual meeting in February 2004.

(5)
Ms. O'Connell was named chair of the Audit Committee effective November 6, 2003, succeeding Mr. Mundell.

(6)
Ms. Bayne was appointed to the Board of Directors and the Compensation Committee effective December 8, 2003.

        Committee composition is subject to review by the Board of Directors from time to time.

  •
  The primary function of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility relating to corporate accounting and auditing, reporting practices of Beazer Homes, the quality and integrity of the financial reports of Beazer Homes, and our internal controls regarding finance, accounting, legal compliance, risk management and ethics that management and the Board have established. In fulfilling these functions, the Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee also engages and sets compensation for the Company's independent auditors. This committee met seven times during fiscal year 2003 and each meeting was attended in full.

  •
  The Nominating/Corporate Governance Committee makes recommendations concerning the appropriate size and needs of the Board, including the annual nomination and screening of directors and nominees for new directors. The Nominating/Corporate Governance Committee also reviews and makes recommendations concerning corporate governance and other policies related to the Board and evaluates the Board's performance. This committee met four times during fiscal year 2003 and the meetings were attended in full, with the exception of Mr. Mundell who missed one meeting.

  •
  The Compensation Committee is accountable to the Board of Directors for developing, monitoring and managing the executive compensation programs of Beazer. More specifically, the Committee administers cash-based compensation programs for executive management, which includes all of the executive officers named in the Summary Compensation Table (the "Named Executives"). The Committee also administers Beazer Homes' Amended and Restated 1999 Stock Incentive Plan, the Amended and Restated 1994 Stock Incentive Plan as well as any other bonus or incentive compensation plans including the Value Created Incentive Plan. The Committee met eight times during fiscal year 2003 and the meetings were attended in full, with the exception of Mr. Zelnak, who missed one meeting.

Corporate Governance Enhancements

        During fiscal 2003, the Board of Directors adopted a number of measures designed to comply with requirements of the Sarbanes-Oxley Act and final rules of the Securities and Exchange Commission (the "SEC") interpreting and implementing the Sarbanes-Oxley Act, as well as in anticipation of additional requirements reflected in proposed SEC rules and recently amended listing standards of the NYSE relating to corporate governance matters. Among the significant measures implemented by the Board to date are the following:

Director Independence

        Recently amended listing standards relating to corporate governance promulgated by the NYSE require that the Board of Directors be comprised of a majority of independent directors. The Sarbanes-Oxley Act and rules of the SEC require that the Audit Committee be comprised solely of independent directors. The NYSE standards further require that the Compensation and Nominating/Corporate Governance Committees also be comprised solely of independent directors. On the basis of information solicited from each director, and upon the advice and recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has determined that five of its eight directors serving during fiscal 2003 and six of its current eight directors have no material relationship with Beazer Homes other than their relationship as members of the Board and are independent within the meaning of the Sarbanes-Oxley Act and the NYSE standards. In making these determinations, at the request of the Board, the Nominating/Corporate Governance Committee, with assistance from the Company's General Counsel, evaluated responses to an independence and qualification questionnaire completed by each director and follow up inquiries made to certain directors. The Committee made a recommendation that five directors be considered independent, which the Board subsequently discussed and adopted. The Board concluded that three of those five directors had no relationship with Beazer Homes other than their relationship as members of the Board. In the case of the other two, the responses to the questionnaire indicated a potential relationship with one or more companies that provided goods or services to Beazer Homes. In each case, the Board affirmatively determined that, based upon the amount paid for the goods and services as well as the nature of services provided, the relationships were not material either to Beazer Homes or to the other companies. Based on the foregoing, the Board of Directors of Beazer Homes had a majority of independent directors for fiscal year 2003 and it is expected that the majority of directors in fiscal 2004 will be independent as well. Accordingly, Beazer Homes was, in fiscal 2003, and continues to be, in compliance with the requirements for Board independence. Those directors serving during fiscal 2003 determined to be independent are Messrs. Alpert, Mundell, Solari, and Zelnak and Ms. O'Connell. Ms. Bayne, who joined the Board in December 2003, also qualifies as independent and was determined to have no relationship with Beazer Homes other than her relationship as a member of the Board.

Regularly Scheduled Executive Sessions of Non-management Directors

        In accordance with the NYSE standards, effective October 1, 2002, the Board of Directors adopted a policy of scheduling an executive session of non-management directors as a part of every regularly scheduled quarterly meeting of the Board of Directors. These non-management director meetings have been chaired by Mr. Beazer as Non-Executive Chairman of the Board. In addition, on November 4, 2003, the Board voted to hold at least one meeting annually at which the independent directors will meet in executive session, to be chaired by a lead independent director to be selected from time to time by the independent directors. These provisions are included in the Corporate Governance Guidelines adopted by the Board, which are posted and available for viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com.

        The Company maintains an ethics hotline which interested parties may contact via the Company's website at www.beazer.com or by telephoning 1-800-383-0863. All messages go directly to the Company's Senior Vice President, General Counsel where they are reviewed and investigated as appropriate. Where warranted after investigation, messages will be summarized and referred to the Audit Committee of the Company's Board of Directors for appropriate action. Stockholders wishing to communicate directly with the Non-Executive Chairman of the Board or non-management directors as a group may do so by addressing their communications to the hotline and specifically referencing them as communications for the Non-Executive Chairman of the Board or non-management directors.

Committee Composition

        Effective October 1, 2002, the Board of Directors: (i) expanded the role of the Nominating Committee and redesignated it as the Nominating/Corporate Governance Committee, (ii) adjusted the membership of the Audit, Compensation and Nominating/Corporate Governance Committees, so that each committee is composed solely of independent directors, and (iii) combined and merged the Stock Option and Incentive Committee into the Compensation Committee. Each committee is comprised solely of independent directors in accordance with NYSE standards.

Committee Charters

        In November 2002, the Board of Directors adopted revised written charters for the Audit, Compensation and Nominating/Corporate Governance Committees that were designed to comply with the requirements of the proposed NYSE standards and applicable provisions of the Sarbanes-Oxley Act and SEC rules. The charters have been further updated during fiscal 2003 to conform to final NYSE standards and SEC rules. Each of those charters has been posted and is available for public viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com. The amended and restated Audit Committee Charter is also attached hereto as Appendix A.

Corporate Governance Guidelines

        Upon the advice and recommendation of the Nominating/Corporate Governance Committee, the Board of Directors initially adopted a set of corporate governance guidelines at a special meeting on December 19, 2002. Those guidelines address an array of governance issues and principles including director qualifications and responsibilities, access to management personnel and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluations of the Board. In order to more closely align the interests of directors and management with the interests of stockholders, in August 2003, the Corporate Governance Guidelines were amended to require that directors and designated senior officers of the Company achieve and maintain meaningful levels of stock ownership in the Company, after a reasonable transition period. In November 2003, the Board further amended the Corporate Governance Guidelines to conform to final NYSE standards and to provide that, at least annually, the Company's independent directors will meet in executive session, chaired by a lead director chosen by the independent directors. Beazer Homes' corporate governance guidelines are posted and available for public viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com.

Code of Business Conduct and Ethics

        On December 19, 2002, the Board of Directors adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. This Code of Business Conduct and Ethics has been designed to comply with the requirement for a code of business conduct and ethics under the proposed NYSE standards. In addition, the Code of Business Conduct and Ethics constitutes a code of ethics applicable to senior financial officers and the chief executive officer within the meaning of the Sarbanes-Oxley Act and SEC rules. This Code of Business Conduct and Ethics is posted and available for public viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com. Employees of Beazer Homes are also subject to additional specific policies, guidelines and Company rules adopted from time to time governing particular types of conduct or situations. Such additional policies, guidelines or rules are supplemental to the posted Code of Business Conduct and Ethics, and in the case of any inconsistency between the two, employees are expected to comply with the more restrictive standard.

Procedures Regarding Director Candidates Recommended by Stockholders

        The Nominating/Corporate Governance Committee will consider candidates recommended for the Board of Directors by stockholders of the Company if the recommending stockholder or stockholders follows the procedures set forth in Article II, Section 14 of the Company's Bylaws. The Bylaws provide that only persons nominated in accordance with the procedures set forth therein will be eligible to serve as directors. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives its notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to notice delivered to or mailed and received at the principal executive offices of the Company (i) in the case of a nomination for election at an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting for the preceding year's annual meeting; and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made of the date.

        The stockholder notice must set forth the following:

  •
  As to each person the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed or is otherwise required pursuant to Regulation 14(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which must include the written consent of the nominee to serve as a director if elected,

  •
  As to the nominating stockholder, such stockholder's name and address as they appear on the Company's books, the class and number of shares of the Company's common stock which are beneficially owned by such stockholder and which are owned of record by such stockholder and

  •
  As to any other beneficial owner of the stock on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Company's common stock they beneficially own.

        In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

        Pursuant to the Company's Corporate Governance Guidelines, the Nominating/Corporate Governance Committee is directed to work with the Board as a whole on an annual basis to determine the appropriate characteristics, skills and experience for each director position and for the Board as a whole. In evaluating these issues, the Committee takes into account many factors, including the individual directors' general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today's business environment, understanding of the Company's business on an operational level, education or professional background and willingness to devote time to Board duties. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on diversity of experience in the various areas described.

        To date, the Nominating/Corporate Governance Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating/Corporate Governance Committee expects that it would evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

        In connection with the identification, nomination and appointment of Ms. Bayne to the Board in December 2003, the Company engaged the services of Korn-Ferry, a third-party search firm, as it has done in prior years. The firm was tasked with identifying potential candidates for a director position with the Company based on criteria identified by the Nominating/Corporate Governance Committee for the position. Such search firm identified Ms. Bayne.

Director Compensation

        Non-employee Directors (excluding Brian C. Beazer):    Non-employee directors other than Mr. Beazer receive annual compensation of $30,000 for services to Beazer Homes as members of the Board of Directors and, in addition, receive $1,250 (increased to $1,500 for fiscal 2004) for each meeting or teleconference of the Board of Directors or any of its committees. In addition, for fiscal 2003, the Chair of the Audit Committee received a separate fee of $5,000 relating to his role as Chair, and the Chairs of the Compensation Committee and Nominating/Corporate Governance Committee each received a separate fee of $3,000 relating to their role as Chair. Directors may elect to defer receipt of up to 50% of their annual compensation under Beazer Homes' Director Stock Purchase

Program. Deferred fees are represented by restricted stock units which vest over three years. The number of units received is determined based on a 20% discount from the actual closing stock price of Beazer Homes' common stock on the last day of the fiscal year. Pursuant to Beazer Homes' Non-Employee Director Stock Option Plan, each director receives a grant of 10,000 options to acquire common stock of Beazer Homes in connection with each director's initial election to the Board. In addition, during fiscal 2003 the Board granted each of Messrs. Alpert, Mundell and Solari and Ms. O'Connell 2,000 stock options pursuant to the Amended and Restated 1999 Stock Incentive Plan. All directors receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with participating in meetings of the Board of Directors and any committees thereof.

        Brian C. Beazer:    For fiscal year 2003, we paid our Non-Executive Chairman of the Board $212,500 for services rendered. The Compensation Committee of the Board recommended and we have agreed to pay Mr. Beazer $212,500 for his services for fiscal 2004. Mr. Beazer may elect to defer receipt of up to 50% of his compensation (up to an amount equal to the annual compensation fee paid to the other directors) under Beazer Homes' Director Stock Purchase Program. Deferred fees are represented by restricted stock units which vest over three years. The number of units received is determined based on a 20% discount from the actual closing stock price of Beazer Homes' common stock on the last day of the fiscal year. Pursuant to our Non-Employee Director Stock Option Plan, Mr. Beazer received a grant of 10,000 options to acquire common stock of Beazer in connection with his initial election to the Board. In addition, the Board has periodically granted Mr. Beazer stock options pursuant to the Amended and Restated 1999 Stock Incentive Plan and the Amended and Restated 1994 Stock Incentive Plan in the period subsequent to his initial election to the Board. Mr. Beazer was granted 5,602 stock options during fiscal 2003. In addition, the Company has agreed to pay, in incentive compensation, an amount up to 200% of Mr. Beazer's base compensation based on predetermined criteria relating to, among other things, the performance of the market price of Beazer Homes' common stock and the total return to Beazer Homes' stockholders relative to a selected peer group. Mr. Beazer received incentive compensation of $212,500 for fiscal year 2003.

        Other than described above, no director receives any compensation from Beazer Homes for services rendered as a director.

Vote Required

        The affirmative vote of a plurality of the shares of our common stock present or represented by proxies and entitled to vote on the matter at the annual meeting will be required for the election of each director nominee.

2. AMENDMENT OF BEAZER HOMES' AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

        At the meeting, you will be asked to approve amendments to Beazer Homes' Amended and Restated 1999 Stock Incentive Plan (the "Stock Plan"). Under the amendments:

  •
  the number of shares of common stock reserved for issuance under the Stock Plan will be increased to 2,400,000 from the current 1,400,000 shares reserved; and

  •
  the maximum number of such shares which may be used for stock-based awards other than stock options will be set at 940,000, replacing a current limit of 440,000.

        The amendments to the Stock Plan are being proposed because as of December 12, 2003 only 151,457 shares remained available for grants under the Stock Plan. An increase in the number of shares available under the Stock Plan is required to accommodate Beazer Homes' needs given the growth of the company and the low number of shares remaining available for future grants. Beazer Homes' employee base has continued to grow, in part as a result of the acquisition of Crossmann Communities, Inc. in 2002, and Beazer Homes believes that it is important for it to be able to continue to grant stock based awards to its employees as long-term incentive compensation and to enable it to continue to attract and employ qualified individuals.

Key Features of the Stock Incentive Plan

        As described in more detail below:

  1.
  The Stock Plan is administered by the Compensation Committee, which is a committee of the Beazer Homes Board of Directors comprised solely of independent directors.

  2.
  The Stock Plan contains a prohibition on repricing of options without stockholder approval.

  3.
  The Stock Plan contains a provision for a minimum vesting period of three years for all awards subject to adjustment upon death, retirement or other special cases considered by the Compensation Committee in accordance with the Stock Plan.

  4.
  Participation in the Stock Plan is broadly based. To date, 66 current employees and directors of Beazer Homes have received awards under the Stock Plan.

  5.
  The Stock Plan is part of Beazer Homes' overall compensation structure which calls for:

  •
  maintaining base compensation at or below medians for the industry;

  •
  including significant potential incentive compensation based on performance; and

  •
  encouraging broad-based ownership of Beazer Homes stock among management and employees.

Recommendation

        We recommend that you vote in favor of approving the proposed amendments to the Stock Plan. Please see the voting instructions on page 1 of this proxy statement for instructions on how to vote.

        We are required to seek stockholder approval of the proposed amendments to the Stock Plan in order to meet certain statutory guidelines that increase the flexibility of, and the benefits to our employees associated with, the Stock Plan. Specifically, approval of an increase in the number of shares issuable under the Stock Plan is required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder, in order to qualify options issued under the Stock Plan as "Incentive Stock Options." Stockholder approval is also required to continue to benefit from certain exemptive provisions from the general cap on the deductibility of compensation paid to certain employees under Section 162(m) of the Internal Revenue Code. Furthermore, approval is required to ensure compliance with the requirements for continued listing of our common stock on the NYSE.

        On November 2, 1999, the board of directors adopted the Stock Plan, which was approved by the stockholders on February 3, 2000. The board of directors made certain amendments not requiring stockholder approval to the Stock Plan and the plan was restated as amended on February 20, 2002. At that time, the board of directors also proposed an increase in the number of shares reserved for issuance under the Stock Plan from 700,000 to 1,400,000 and a related increase in the number of such shares available for stock-based awards other than options to 300,000 from 150,000. This was to accommodate Beazer Homes' needs given the growth of the company and its employee base, in part as a result of the pending acquisition of Crossmann Communities, Inc. in April 2002. The stockholders approved these amendments on April 16, 2002. Subsequently, on May 7, 2003, the board of directors increased the limit on stock-based awards other than stock options to 440,000, which effectively reduced the amount available for awards of stock options by a corresponding amount. This change did not require stockholder approval. On November 6, 2003 the board of directors approved the share increase described herein, subject to stockholder approval. The following summary of the Stock Plan is qualified in its entirety by reference to the full text of the Stock Plan, outstanding as of the date of this proxy, a copy of which is attached hereto as Appendix B.

Summary Of The Stock Plan

        The purpose of the Stock Plan is to provide an incentive to Beazer Homes', and its subsidiaries', key employees, including officers and managerial or supervisory employees, to remain employed by Beazer Homes and also, in appropriate circumstances, to provide incentives to Beazer Homes' non-employee directors, and to consultants and independent contractors retained by Beazer Homes.

        The Stock Plan provides for the award of:

  •
  Options to acquire common stock;

  •
  Restricted Stock;

  •
  Performance Awards which may be denominated or payable in cash, shares (including Restricted Stock), and other securities or property;

  •
  Stock appreciation rights ("SARs");

  •
  Restricted stock units represented by a bookkeeping entry entitling the recipient to receive common stock at some future date;

  •
  Dividend equivalents entitling recipients to receive payments equal to the amount of cash dividends payable on the specified number of shares of common stock; and

  •
  Other similar common stock-based awards.

        Under the Stock Plan 1,400,000 shares of the common stock have been reserved for issuance subject to adjustment for future events such as stock splits, stock dividends or corporate reorganizations. If the proposed amendments are approved, this number will be increased to 2,400,000. As of December 12, 2003, 1,248,543 of such shares, net of forfeited awards, have been used for the grant of stock options, Restricted Stock and restricted stock units to employees and directors. As amended, the Stock Plan would limit the number of shares issuable in the form of a stock-based award other than a stock option to 940,000 shares. Given that 404,040 restricted stock units and shares of Restricted Stock have been granted as of the record date, 535,960 of these 940,000 shares would be available for future grants under the stock plan. If any shares covered by an award (or to which an award relates) under the Stock Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Stock Plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for granting of awards under the Stock Plan.

        The Stock Plan is administered by the Compensation Committee. Each Compensation Committee member is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and associated regulations and an "independent director" as defined by the continued listing requirements of the NYSE.

        All awards granted under the Stock Plan will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards granted under the Stock Plan may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered prior to vesting (except by will or intestacy). However, the Compensation Committee may authorize holders of non-qualified stock options to transfer options to family members (as defined by the Stock Plan) through a gift or a domestic relations order.

        Participation in the Stock Plan is limited to employees, officers, consultants or independent contractors providing services to Beazer Homes or any of Beazer Homes' affiliates or any of Beazer Homes' directors, as the Compensation Committee may determine from time to time. The maximum number of shares with respect to which options and SARs may be issued under the Stock Plan to a single participant in one calendar year is 150,000. In addition, the maximum number of shares of common stock that may be issued as a Performance Award to a single participant in any calendar year is 75,000.

        Options awarded under the Stock Plan will be designated as (1) Incentive Stock Options (as defined under the Internal Revenue Code), (2) non-qualified stock options, or (3) any combination of Incentive Stock Options and non-qualified stock options. In the event that a portion of an option designated as an Incentive Stock Option cannot be exercised as an Incentive Stock Option by reason of the limitations contained in the Internal Revenue Code, that portion will be treated as a non-qualified stock option.

        The term and exercise price of each option granted under the Stock Plan will be fixed by the Compensation Committee; provided, however, that the exercise price per share of common stock purchasable pursuant to any option may not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Stock Plan, the fair market value of a share of common stock on any date is the closing price per share of the common stock as reported by the NYSE (or such other exchange or quotation system on which the common stock is then traded) on that date. The Compensation Committee will determine the time or times at which an option may be exercised, in whole or in part; provided that, with respect to options granted after February 20, 2002, each option must have a vesting schedule of a minimum of three years in length, subject to appropriate adjustment upon death, retirement and other special circumstances in accordance with the provisions of the Stock Plan. The Compensation Committee will also determine the forms of consideration in which payment of the exercise price may be made, which will include cash, securities, or such other consideration as the Compensation Committee permits, including, without limitation, promissory notes, which notes must comply with applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction over Beazer. Notwithstanding this provision of the Stock Plan, in light of the loan prohibitions contained in the Sarbanes-Oxley Act of 2002, the Compensation Committee does not intend to allow the use of promissory notes by any plan participant to pay the exercise price.

        The Compensation Committee has authority to grant restoration options, either separately or together with other options under the Stock Plan. A restoration option is an option to purchase at 100% of the fair market value, as of the date of exercise of a previously granted option (the "Original Option"), of a number of shares not exceeding the sum of (1) the number of shares provided to Beazer Homes in payment of the exercise price of the Original Option and (2) the number of shares tendered or withheld as payment of any applicable taxes in connection with such exercise. A restoration option cannot be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year. The term of the restoration option may not extend beyond the term of the Original Option.

        The Stock Plan prohibits the repricing of outstanding stock options unless prior approval for such repricing is received from Beazer Homes' stockholders. No options have been repriced to date under the Stock Plan and Beazer Homes has no intention of repricing any options at this time.

        The terms upon which an option granted under the Stock Plan would expire upon a participant's disability, death, termination of employment or ceasing to be a director will be provided in the applicable award agreement relating to such option in the discretion of the Compensation Committee. Further, an optionee's right to exercise options in the event of a change of control will be addressed in each participant's award agreement in the discretion of the Compensation Committee.

        The Compensation Committee has authority to grant SARs to participants. A SAR granted under the Stock Plan will confer upon the holder a right to receive, upon exercise of a SAR related to one share, an amount in cash equal to the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant of the SAR. The grant price, term, method of exercise, method of settlement and any other terms and conditions of SARs will be determined by the Compensation Committee.

        The Compensation Committee is also authorized to grant awards of Restricted Stock and restricted stock units to participants. Shares of Restricted Stock and restricted stock units will be subject to such restrictions as the Compensation Committee imposes, which restrictions will lapse upon the terms established by the Compensation Committee. In addition, the Compensation Committee may specify performance criteria, the attainment of which would accelerate the lapse of any applicable restriction. In the event restrictions do not lapse with respect to shares of Restricted Stock held by a participant, the Restricted Stock may be forfeited back to Beazer. The consequences upon shares of Restricted Stock still subject to restriction of a participant's termination of employment, including as a result of death, disability, retirement, and resignation or ceasing to be a director and of a change of control will be provided in the applicable award agreement relating to such Restricted Stock in the discretion of the Compensation Committee. Recipients of Restricted Stock, unlike recipients of options or restricted stock units, have voting rights and receive dividends, if any, if and when declared on their shares prior to the time the restrictions lapse.

        The Compensation Committee is also authorized to grant participants awards of dividend equivalents. A recipient of dividend equivalents will be entitled to receive payments in an amount equal to the amount of cash dividends paid by Beazer Homes to a holder of shares of common stock with respect to the number of shares of common stock determined by the Compensation Committee. Such amounts may be paid in cash, shares, other securities, other awards or other property, as determined by the Compensation Committee.

        Beazer Homes may, from time to time, grant Performance Awards to participants under the Stock Plan. Performance goals for Performance Awards may be comprised of one or more of the following performance measures:

  •
  "value created" or economic value added;

  •
  total return to stockholders;

  •
  cash flow;

  •
  return on assets, capital, equity or sales;

  •
  stock price;

  •
  earnings per share; and

  •
  other such measures as determined by the Compensation Committee.

        At the end of any established measurement period for Performance Awards, the Compensation Committee will determine the percentage, if any, of the Performance Awards that are earned by a participant. The percentage determined shall be based on the degree to which the performance goals for that measurement period are satisfied. Performance Awards may be issued in the form of common stock, options, stock appreciation rights, Restricted Stock, restricted stock units or any other right, the value of which is determined by reference to the common stock. Under the Stock Plan, the maximum number of shares which may be granted as Performance Awards to a single participant in any calendar year is 75,000. All payments under Performance Awards will be designed to satisfy the exception provided by Section 162(m) of the Internal Revenue Code, and related regulations for performance-based compensation. All Performance Awards under the Stock Plan shall be subject to the limitations of Section 162(m).

        All of the stock-based awards described above, other than stock options, will be subject to an aggregate limit of 940,000 shares, assuming approval of the proposed amendments, subject to adjustment for future events such as stock splits, stock dividends or corporate reorganizations, during the life of the Stock Plan. In addition, all of the stock-based awards described above must have a vesting schedule of a minimum of three years in length, subject to appropriate adjustment upon death, retirement and other special circumstances in accordance with the provisions of the Stock Plan.

        In order to comply with federal and state income tax requirements, the Compensation Committee may take any action it deems appropriate to ensure that all taxes which are the sole and absolute responsibility of the participant are withheld or collected from the participant. To assist participants in paying taxes to be withheld or collected upon the exercise or receipt of (or lapse of restrictions relating to) an award under the Stock Plan, the Compensation Committee, in its discretion may permit participants to satisfy tax obligations by

  •
  electing to have Beazer Homes withhold a portion of the shares of common stock otherwise to be delivered upon exercise or receipt of an award with a fair market value equal to the amount of the taxes,

  •
  delivering to Beazer Homes shares of Beazer Homes common stock other than shares issuable upon the exercise or receipt of such award with a fair market value equal to the amount of the taxes,

  •
  delivering to Beazer Homes cash, a check, money order or wire transfer equal to such taxes,

  •
  delivering to Beazer Homes the full amount of taxes due in a combination of cash, and with Beazer Homes' approval, the participant's full recourse liability promissory note satisfying the requirements set forth in the related award agreement or

  •
  taking a loan under any loan program sponsored by Beazer Homes which permits a loan for such purposes.

        Notwithstanding these provisions of the Stock Plan, in light of the loan prohibitions contained in the Sarbanes-Oxley Act of 2002, the Compensation Committee does not intend to allow the satisfaction of tax obligations with promissory notes or other loan programs.

        Shares issuable under the Stock Plan as well as outstanding awards will be subject to adjustment to prevent dilution or enlargement of benefits or potential benefits upon any dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase or exchange of shares or other securities of ours or any other similar corporate transaction or event effecting shares of common stock.

        The board of directors has authority to amend, alter, suspend, discontinue or terminate the Stock Plan. However, without the approval of Beazer Homes' stockholders, no modification can be made that, absent such approval

  •
  would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Stock Plan;

  •
  would violate the rules or regulations of the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to Beazer Homes;

  •
  would cause Beazer Homes to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Stock Plan; or

  •
  would cause the Stock Plan or awards under the Stock Plan to cease to comply with Section 162(m) of the Internal Revenue Code.

  •
  would allow for the repricing of options.

        As of December 12, 2003, stock options, Restricted Stock and restricted stock units representing 1,248,543 shares of Beazer Homes common stock have been granted under the Stock Plan, net of forfeited awards. Restricted stock units granted to non-executive directors were in lieu of director fees and vest three years from the award date. The table below shows the number of shares underlying options and restricted stock units and the number of shares of Restricted Stock previously granted to certain persons or groups of persons under the Stock Plan. No other form of stock-based award has been granted under the Stock Plan to date, and the table below does not show other stock-based awards issued by Beazer Homes under any plan other than the Stock Plan. No final determination has been made as to the number of options or other awards to be granted to any single participant under the Stock Plan assuming adoption of the proposed amendment.

Name	Shares Underlying Options	Restricted Stock	Restricted Stock Units
Laurent Alpert—Director	2,000	0	0
Katie J. Bayne—Director	0	0	0
Brian C. Beazer—Non-Executive Chairman of the Board of Directors	51,393	0	798
D.E. Mundell—Director	8,705	0	0
Maureen E. O'Connell—Director	2,000	0	146
Larry T. Solari—Director	8,705	0	0
Stephen P. Zelnak—Director	0	0	0
Ian J. McCarthy—President, Chief Executive Officer and Director	203,673	70,896	26,928
Michael H. Furlow—Executive Vice President and Chief Operating Officer	94,895	43,981	14,908
James O'Leary—Executive Vice President and Chief Financial Officer	11,183	8,760	999
Michael T. Rand—Senior Vice President, Corporate Controller	13,164	9,073	2,000
John Skelton—Senior Vice President of Forward Planning	7,435	11,445	2,179
David S. Weiss—Former Executive Vice President, Chief Financial Officer and Director	42,627	34,783	8,028
All current executive officers as a group (7 persons)	335,838	153,089	48,525
All current non-executive directors as a group	72,803	0	944
Associates of directors, executive officers or nominees	0	0	0
Other persons receiving over 5% of options granted	0	0	0
All current employees	679,875	258,170	101,207

The Stock Plan will terminate on November 2, 2009. No awards will be granted after the termination of the Stock Plan. Awards granted prior to termination of the Stock Plan, however, may extend beyond the termination of the Stock Plan.

Certain Federal Income Tax Consequences

        The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Beazer Homes will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and Beazer Homes will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by Beazer Homes. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to Beazer Homes in connection with the disposition of shares acquired under an option, except that Beazer Homes may be entitled to a tax deduction upon a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

        With respect to other awards granted under the Stock Plan that are payable either in cash or shares of common stock and are not subject to substantial risk of forfeiture, the holder must recognize ordinary income equal to the excess of (1) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (2) the amount (if any) paid for such shares of common stock by the holder of the award, and Beazer Homes will be entitled to a deduction for the same amount for the taxable year in which the employee includes the amount in income. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, such as shares of Restricted Stock, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (1) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for such shares of common stock by the holder, and Beazer Homes will be entitled at that time to a tax deduction for the same amount. If an election under Section 83(b) of the Code is made the holder of the award must recognize ordinary income equal to the excess of (1) fair market value on the date of grant over (2) the amount paid, and Beazer Homes will be entitled to a tax deduction for the taxable year of the grant.

        As stated above, the Compensation Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Beazer Homes will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Vote Required

        The affirmative vote of holders of a majority of the shares of Beazer Homes common stock present or represented by proxies and entitled to vote on the matter at the Annual Meeting will be necessary for approval of the amendments to the Stock Plan. The Board of Directors recommends a vote FOR the amendment to the Stock Plan.

REPORT OF THE AUDIT COMMITTEE

        For fiscal 2003, the Audit Committee operated under a written charter adopted by the Board of Directors. In November 2003, The Board of Directors further revised its written charter to comply with the requirements of the Sarbanes-Oxley Act and applicable SEC rules. Each member of the Audit Committee is independent and financially literate in the judgment of our Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The board has also determined that Ms. O'Connell and Mr. Mundell are "audit committee financial experts," as defined under new SEC regulations, who are independent of management of the Company. In addition, the written charter of the Audit Committee prohibits membership by any director who serves on the audit committee of three or more companies whose stock is publicly traded.

        Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

        The Audit Committee reviewed and discussed with Beazer Homes' management the audited financial statements of Beazer Homes for the fiscal year ended September 30, 2003. The Audit Committee has discussed with its independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received a letter from Deloitte & Touche LLP required by Independence Standards Board Statement No. 1 (Independence Discussion with Audit Committees) and discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

        The Audit Committee has considered whether the provision of the non-audit services described below by Deloitte & Touche LLP is compatible with maintaining the independent auditor's independence and has concluded that the provision of these services does not compromise such independence.

                      David E. (Ned) Mundell
                      Laurent Alpert
                      Maureen E. O'Connell
                      Stephen P. Zelnak, Jr.

                      The Members of the Committee

PRINCIPAL ACCOUNTING FIRM FEES

        For the fiscal years ended September 30, 2003 and 2002 professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche").

        Audit and audit-related fees aggregated $530,673 and $894,197 for the fiscal years ended September 30, 2003 and 2002, respectively and were composed of the following:

        Audit Fees: The aggregate fees billed for the audit of our annual financial statements for the fiscal years ended September 30, 2003 and 2002 and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q were $427,800 and $361,500, respectively.

        Audit-Related Fees: The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2003 and 2002 were $102,873 and $532,597, respectively. These fees relate to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services include: employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations by Deloitte that are not required by statute or regulation, and consulting on financial accounting/reporting standards.

        The aggregate fees billed for tax services for the fiscal years ended September 30, 2003 and 2002 were approximately $930,791 and $345,691, respectively. These fees relate to professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. These services include preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "Audit-Related" items.

        No other fees were paid to Deloitte & Touche in either fiscal year 2003 or fiscal year 2002.

        The Audit Committee annually approves each year's engagement for audit services in advance. The Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by the Company's independent auditors. All non-audit services described above were pre-approved by the Audit Committee in fiscal 2003.

INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending September 30, 2004. Deloitte & Touche LLP has served as independent auditors for Beazer Homes since our fiscal year ended September 30, 1996. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of December 12, 2003 with respect to the beneficial ownership of our common stock by individual Directors and nominees for the Board of Directors, executive officers named in the Summary Compensation Table below, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent of Outstanding
Laurent Alpert Director	1,000	*
Katie J. Bayne Director	—	*
Brian C. Beazer Non-Executive Chairman of the Board of Directors	67,225	*
Ian J. McCarthy President, Chief Executive Officer and Director	392,258	2.88%
David E. (Ned) Mundell Director	7,705	*
Maureen E. O'Connell Director	—	*
Larry T. Solari Director	12,205	*
Stephen P. Zelnak, Jr. Director	—	*
Michael H. Furlow Executive Vice President and Chief Operating Officer	104,058	*
James O'Leary Executive Vice President and Chief Financial Officer	8,760	*
Michael T. Rand Senior Vice President, Corporate Controller	13,913	*
John Skelton Senior Vice President of Forward Planning	14,895	*
David S. Weiss Former Executive Vice President, Chief Financial Officer and Director	43,822	*
Directors and Executive Officers as a Group (15 persons)	674,991	4.96%

*
Less than 1%

(1)
The number of shares for Messrs. McCarthy, Furlow, O'Leary, Rand and Weiss includes 24,608, 13,108, 7,000, 1,524 and 7,383 shares of restricted stock, respectively. Such shares of restricted stock were awarded under the Amended and Restated 1999 Stock Incentive Plan and will vest unconditionally in April 2009 (July 2009 in the case of Mr. O'Leary) but may vest earlier based on certain performance criteria. See footnote 3 to "Summary Compensation Table" below. The number of shares for Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss includes 46,288, 30,873, 1,760, 7,549, 11,445 and 27,400 shares of restricted stock, respectively. Such shares of restricted stock were awarded under the Amended and Restated 1999 Stock Incentive Plan in settlement of the executives' Value Created Incentive Plan banks pursuant to an amendment to the Value Created Incentive Plan which was approved by our stockholders at the 2003 annual meeting. Such shares of restricted stock will vest unconditionally in September 2005, subject to forfeiture in the event of termination. The number of shares for Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss does not include the right to receive 23,364, 13,070, 999, 1,312, 1,253 and 4,243 shares, respectively, of common stock, currently represented by restricted stock units, which each of Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss is entitled to receive three years from the award date in lieu of a portion of their respective fiscal year 2001, 2002 and 2003 cash bonuses (when applicable). See footnote 1 to "Summary Compensation Table" below. The number of shares for Mr. Beazer and Ms. O'Connell does not include the right to receive 798 and 146 shares, respectively, of common stock, currently represented by restricted stock units, which Mr. Beazer and Ms. O'Connell are entitled to receive three years from the award date in lieu of a portion of their respective fiscal year 2001, 2002 and 2003 director fees (when applicable). The number of shares for Messrs. McCarthy, Furlow, Rand, Skelton and Weiss includes 1,505, 1,338, 531, 1,419 and 1,001 shares of the Company's common stock, respectively, held through the Company's 401(k) Savings Plan. The number of shares for Messrs. Beazer, McCarthy, Mundell, Solari, and Furlow, includes 45,244, 200,972, 4,705, 10,705, and 58,739 stock options, respectively, which were fully vested and exercisable at, or will vest within 60 days of, December 12, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes of ownership with the SEC and the NYSE. These parties are required to furnish us with copies of forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by us and on written representations that no other reports were required, we believe that all reports required pursuant to Section 16(a) for fiscal year 2003 were timely filed by all persons known by us to be required to file such reports with respect to our securities.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 30, 2003 with respect to our shares of common stock that may be issued under our existing equity compensation plans, all of which have been approved by our stockholders:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	792,715	$41.48	181,177

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The Compensation Committee ("the Committee") was appointed to administer our Amended and Restated 1999 Stock Incentive Plan, Amended and Restated 1994 Stock Incentive Plan and the Amended and Restated Value Created Incentive Plan, as well as any other bonus or incentive compensation plans. The Committee also establishes performance goals and criteria, evaluates performance and approves the compensation of the Chief Executive Officer, based on its evaluation. The Committee also recommended the Non-Executive Chairman's compensation arrangement to the Company.

        Effective October 1, 2002: (i) the Stock Option and Incentive Committee was combined with and merged into the Committee; (ii) the Board of Directors adopted a revised written charter for the Committee designed to comply with requirements of the Sarbanes-Oxley Act and corporate governance rules of the NYSE, and (iii) the composition of the Committee was changed at that time so that the Committee consisted of Messrs. Solari and Howard and Ms. O'Connell, all of whom the Board determined to be independent as defined by the NYSE. Effective at the Company's annual meeting in February 2003, Mr. Howard retired from the Board and Mr. Zelnak was elected. Since February 2003, the Committee has consisted of Messrs. Solari and Zelnak and Ms. O'Connell, all of whom the Board has determined to be independent as defined by the NYSE. Ms. Bayne, also determined to be independent as defined by the NYSE, was appointed to the Committee on December 8, 2003. Since October 1, 2002, the Committee has been chaired by Mr. Solari.

        The Committee is accountable to the Board of Directors for developing, monitoring and managing the executive compensation programs of the Company. More specifically, the Committee administers cash-based compensation programs for all members of senior management, which includes all of the Named Executives. From time to time, the Committee consults with Watson Wyatt & Company, independent consultants, on matters regarding executive compensation and our compensation plans.

        Our compensation programs have been aligned with the Committee's beliefs that:

  1.
  base salaries should be at or below median practices for similar jobs in the homebuilding industry;

  2.
  annual incentive opportunities should represent a significant portion of total cash compensation for executives, and provide meaningful downside risk and upside opportunity for variations in performance from budgets and relative to our peers; and

  3.
  stock incentives should include executive ownership of our equity as well as ownership of stock options in order to link executives' rewards directly with stockholders' risks and opportunities.

        It is the Committee's further belief that managing a compensation program around these principles will place executives' and stockholders' interests together and enhance the financial returns to our stockholders relative to the group of comparable homebuilding companies (the "Peer Group"), consisting of Centex, D.R. Horton, K. Hovnanian, KB Home, Lennar, MDC, NVR, Pulte, Ryland, and Toll Brothers. Each component of compensation is described more fully below.

Base Salary

        Base salaries for executives are determined by the Committee based on comparisons of industry salary practices for positions of similar responsibilities and size, and on individual and business unit performance as presented by the Committee's Chairman, Mr. Solari, based upon input from the Chief Executive Officer, Mr. McCarthy, other than for himself. It is the Committee's objective and practice to set base salaries at levels equivalent to the median (50th percentile) salary of comparable jobs in the Peer Group. Effective October 2003, the Committee approved salary increases for the Named Executives, other than the Chief Executive Officer, and Mr. Weiss, who retired effective August 15, 2003, that ranged from 3% to 30% and averaged 15%. Mr. O'Leary's salary increase reflects his appointment to Executive Vice President, Chief Financial Officer effective August 15, 2003.

Annual Incentives—The Value Created Incentive Plan

        We pay incentive compensation to our corporate executives and certain key employees under the Value Created Incentive Plan or VCIP. The awards under this Plan are made based upon Beazer Homes and our operating divisions making operating profit in excess of our cost of capital. The amount of operating profit in excess of cost of capital is referred to as Value Created.

        Employees participating in the VCIP each year are paid a set percentage of Value Created (if positive) and a set percentage of the increase in Value Created over the prior year (if positive), referred to as Incremental Value Created. The percentage of Value Created is determined on a graduated scale which decreases as Value Created increases. The percentage of Incremental Value Created is fixed regardless of the level of Value Created. Exact percentages are determined by the participant's position. In addition, the same percentages of Value Created and Incremental Value Created (whether positive or negative) are put into a bank, which is always at risk, may be paid out over three years, and can be reduced by future negative performance.

        Based upon our financial performance, incentive payments under the VCIP in fiscal 2003 were $2,404,187 to Mr. McCarthy and an aggregate of $3,284,793 to the other Named Executives. Such amounts include $360,624 and $89,464, respectively, which was deposited into a bookkeeping account (the "Account") as restricted stock units ("RSUs") issuable in three years, under our Amended and Restated Corporate Management Stock Purchase Program ("CMSPP"). The number of shares related to these amounts, 5,341 and 1,325, respectively, is based upon a stock price of $67.52 per share, which is a 20% discount from the actual closing stock price ($84.40 per share) at September 30, 2003.

        Each year, the Committee has the right to review and revise the formula used to calculate incentive compensation payments under the VCIP. Stockholder approval of such changes is not required under most circumstances, so long as the aggregate payments (including the value of stock and deferred compensation awarded) under the VCIP formula as revised do not exceed the maximum per person cap stated in the plan of $5.5 million. Any changes approved by the Committee on or before the end of the first quarter of any fiscal year may be applied to awards under the VCIP for the then current fiscal year. During November 2003, the Committee approved certain changes to the formula used to calculate awards under the VCIP for the Company's top seven executive officers, subject to the $5.5 million cap described above. These changes included an increase of the multiplier of salary used to determine the cash payout and were designed to conform the formula to the Company's current business plan and environment, including its cost of capital. If Value Created and Incremental Value

Created as used under the VCIP remain constant or increase in fiscal 2004, the revised formula will result in an increase in the amounts paid to these top seven executive officers, including Mr. McCarthy and the other Named Executives.

Annual Incentives—The CMSPP

        In order to promote ownership of our stock by key executives, we maintain the CMSPP. Under this program, certain key executives may, at their option, have a portion of their bonuses deposited into the Account as RSUs representing shares of our common stock. The number of RSU's deposited is determined based on a per share price calculated at a 20% discount from the closing fair market value of our common stock on the date of deposit. Such shares are issuable three years from the date of deposit into the Account, subject to vesting requirements; until issued the shares cannot be sold, assigned, pledged or encumbered.

        In February 2003, stockholders approved an amended and restated VCIP. The amended and restated VCIP imposed limits to the amount held in the bank at the end of any year equal to the annual cash payment limit for that year. The excess of the bank over the limit is reduced by 75%, which is forfeited, and the remaining 25% is awarded to the participant in shares of restricted stock or deferred compensation. 125,315 shares of restricted stock were awarded in fiscal 2003 under the Amended and Restated 1999 Stock Incentive Plan in settlement of certain executives' VCIP banks pursuant to the amendment to the VCIP. Such shares of restricted stock will vest unconditionally in September 2005, subject to forfeiture in the event of termination.

Equity-based Incentives

        We have utilized two equity-based, longer-term incentive programs: stock options and performance accelerated restricted stock ("PARS"). Historically grants of stock options have not been made more often than every year and grants of PARS have been made every three years to key executives, although the Compensation Committee may consider awarding grants more often in the future. Interim grants are made for new executive appointments. During fiscal year 2003, an aggregate of 190,975 stock options were granted to members of our management, of which 84,339 were granted to Named Executives. During fiscal year 2003, no PARS were granted.

        Stock options are granted at 100% of fair market value on the date of grant, fully vest after three years from grant and expire ten years after grant. PARS are restricted from use or sale for seven years from grant, provided, however, that if our stock price appreciation and dividend payments, if any, reach certain targeted goals, the restrictions can lapse as early as three years (50%) and four years (50%) from the date of grant. In May 2003, the Compensation Committee approved a proposal in which future stock options granted will expire seven years after grant and future grants of restricted shares will be restricted from use or sale for five years from grant and no longer have accelerated provisions. Executives who resign from Beazer, or are terminated for cause before grants are vested, forfeit their unvested options, PARS and Restricted Shares.

        Grants of stock options and PARS are based on the Compensation Committee's assessment of competitive practices, past award histories and recommendations from our Non-Executive Chairman of the Board and our Chief Executive Officer. The Beazer Homes Stock Plan contains a prohibition on repricing options without stockholder approval.

Deferred Compensation Plan

        Effective January 1, 2002, we adopted the Beazer Homes USA, Inc. Deferred Compensation Plan (the "Plan") to provide eligible employees the opportunity to defer receipt of current compensation. The amount of compensation deferred by each participant in the Plan is determined based on elections by the Plan participants and paid in accordance with the terms of the Plan. For fiscal 2003, we provided matching cash contributions equal to 50% of the first 6% of compensation deferred under the Plan, reduced by the matching contributions credited to the participant under our 401(k) Savings Plan. Our matching contribution expense was $626,000 for fiscal 2003 which included discretionary lump sums in lieu of matching contributions for Mr. McCarthy, Mr. Furlow, Mr. O'Leary and Mr. Weiss of $200,000, $100,000, $20,833 and $50,000, respectively. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code of 1986, as amended. The funds are invested in individual participant life insurance contracts. We own these contracts and are the sole beneficiary. Participants must elect investments for their deferrals and matching contributions from a variety of benchmark funds. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participant's account. Amounts deferred and earnings and losses thereon are 100% vested. For fiscal 2003, the Company contributions and earnings and losses thereon vest on the same schedule as our 401(k) Savings Plan. Our obligations under the Plan are unsecured general obligations and rank equally with our other unsecured general creditors.

Chief Executive Officer Compensation

        In determining Mr. McCarthy's compensation the Committee considers our financial and non-financial performance, as well as an analysis of Mr. McCarthy's total compensation in relation to other Chief Executive Officers in the homebuilding industry.

        Mr. McCarthy's base salary at the end of fiscal year 2003 was $850,000. Based upon salary compensation of Chief Executive Officers in our Peer Group derived from publicly available data for the homebuilding industry, and Mr. McCarthy's individual performance, the Committee granted Mr. McCarthy a salary increase of 6% effective January 2004, raising his annual salary to $900,000.

        Under the VCIP, Mr. McCarthy receives a set percentage each of Value Created, determined on a graduated scale which decreases as Value Created increases and Incremental Value Created which is fixed regardless of the level of Value Created, as a bonus and has the same percentages put into his bank. Based upon our financial performance in fiscal year 2003, Mr. McCarthy received $2,404,187 (of which $360,624 was deferred and deposited as RSU's under the CMSPP) under the VCIP and his ending bank balance is $2,026,884, which is always at risk, may be paid out over three years, and can be reduced by future negative performance.

Retirement of David Weiss

        During fiscal 2003, Mr. Weiss, our former Executive Vice President and Chief Financial Officer, retired as a director and executive officer of the Company. In connection with his retirement, management, with input and approval of the Committee, negotiated a consulting and non-compete agreement with Mr. Weiss as more fully described below.

        Management of the Company and the Compensation Committee believe that to facilitate a smooth transition from Mr. Weiss to Mr. O'Leary as Chief Financial Officer it is important that Mr. Weiss continue to be involved and focused on the Company's business for a period of time. Further, it is also important to secure a longer term noncompetition covenant from Mr. Weiss than that provided in his former employment agreement. Therefore, to induce Mr. Weiss to enter into the consulting agreement and to remain involved and focused on the business of the Company during a two-year consulting period, as well as additional consideration for his entering into a release, the Company agreed to amend certain stock-based compensation awards held by Mr. Weiss as of September 30, 2003 to allow their continued vesting during the term of, and contingent on his performance under, the consulting agreement and to allow certain vested stock options to remain outstanding and exercisable for such period. As of September 30, 2003, such stock based awards relate to an aggregate of up to 46,409 shares. All options vested as of September 30, 2003 were exercised on or prior to that date.

Tax Deductibility of Compensation

        It is the Committee's general policy to consider whether particular payments and awards are deductible to Beazer Homes for Federal income tax purposes, along with other factors, which may be relevant in setting executive compensation practices. The Internal Revenue Service limits the deductibility for Federal income tax purposes of executive compensation payments in excess of $1 million subject to certain exemptions and exceptions. During fiscal year 2003, no Executive Officer of Beazer Homes received executive compensation in excess of such limitation which was not exempt.

                      Larry T. Solari
                      Maureen E. O'Connell
                      Stephen P. Zelnak, Jr.

                      The Members of the Committee

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation for each of our last three fiscal years awarded to or earned by our Chief Executive Officer and the four other most highly paid executive officers whose salary and bonus earned in fiscal year 2003 for services rendered to Beazer Homes exceeded $100,000 and one other who would have been among the four most highly paid executive officers had he continued as an executive officer through the end of fiscal 2003.

		Annual Compensation					Long-term Compensation
Awards
Name and Principal Position	Fiscal Year	Salary		Bonus(1)		Other Annual Compensation(2)	Restricted Stock Awards(3)		Number of Securities Underlying Options	LTIP Payouts	All Other Compensation(4)
Ian J. McCarthy: President and Chief Executive Officer	2003 2002 2001	$ $ $	850,000 700,000 700,000	$ $ $	2,404,187 2,100,000 1,500,000	— — —	$	— 1,960,027 —	38,093 24,608 —	— — —	$ $ $	206,000 155,500 5,250
Michael H. Furlow: Executive Vice President and Chief Operating Officer	2003 2002 2001	$ $ $	600,000 475,000 435,000	$ $ $	1,418,345 1,187,500 1,087,500	— — —	$	— 1,044,052 —	23,048 13,108 —	— — —	$ $ $	106,000 79,750 4,525
James O'Leary: Executive Vice President and Chief Financial Officer(5)	2003 2002 2001	$ $	354,167 63,760 —	$ $	675,125 142,500 —	— — —	$	— 520,450 —	7,683 3,500 —	— — —		$27,596 — —
Michael T. Rand: Senior Vice President, Corporate Controller	2003 2002 2001	$ $ $	220,883 185,000 165,000	$ $ $	210,259 185,000 165,000	— — —	$	— 121,387 —	2,241 1,524 —	— — —	$ $ $	9,542 5,693 5,498
John Skelton: Senior Vice President of Forward Planning	2003 2002 2001	$ $ $	208,000 200,000 195,000	$ $ $	203,002 200,000 195,000	— — —		— — —	1,921 1,524 —	— — —	$ $ $	12,240 5,363 5,369
David S. Weiss: Former Executive Vice President and Chief Financial Officer(6)	2003 2002 2001	$ $ $	380,000 315,000 315,000	$ $ $	778,062 630,000 630,000	— — —	$	— 588,056 —	11,353 7,383	— — —	$ $ $	55,985 43,000 5,250

(1)
For Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss, includes $360,624, 0, $67,452, $22,012, 0 and 0, respectively, which is represented by restricted stock units deposited into an account pursuant to the CMSPP in 2003. For Messrs. McCarthy, Furlow, Weiss, Skelton and Rand, includes $314,969, 296,850, 0, 0 and 21,245, respectively, which is represented by restricted stock units deposited into an account pursuant to the CMSPP in 2002, and $449,997, 271,849, 164,968, 48,717 and 21,423, respectively, which is represented by restricted stock units deposited into an account pursuant to the CMSPP in 2001.

(2)
The aggregate amount of certain perquisites and other benefits provided to each of the officers listed above did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus in any of the years reported and so is not required to be included in the table.

(3)
For fiscal 2003 Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss received 46,288, 30,873, 1,760, 7,549, 11,445 and 27,400 shares of restricted stock, respectively, not included above as such shares of restricted stock were awarded in settlement of the executives' VCIP banks pursuant to an amendment to the VCIP which was approved by our stockholders at the 2003 annual meeting. For fiscal 2002, dollar value based on the closing price per share ($79.65) of Beazer Homes' common stock on the award date. All shares of PARS will vest unconditionally seven years from the grant date, but could vest earlier if total return to stockholders of Beazer Homes exceeds 15% per year over a rolling three year period. As of December 12, 2003, Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss had aggregate restricted stock holdings of 70,896, 43,981, 8,760, 9,073, 11,445, and 34,783, respectively, on which dividends will be paid.

(4)
Represents matching contributions by the Company under its 401(k) plan, and for fiscal 2003, discretionary and matching contributions by the Company under its Deferred Compensation Plan of $200,000, $100,000, $21,733, $3,184, $6,560 and $50,000, respectively for Messrs. McCarthy, Furlow, O'Leary, Rand, Skelton and Weiss., and for fiscal 2002, discretionary and matching contributions by the Company under its Deferred Compensation Plan of $150,000, $75,000, $37,500, $1,125 and $120, respectively, for Messrs. McCarthy, Furlow, Weiss, Skelton and Rand.

(5)
Mr. O'Leary joined the Company in July 2002 as Executive Vice President, Corporate Development. He was appointed Executive Vice President and Chief Financial Officer effective August 15, 2003.

(6)
Mr. Weiss resigned from the Board and retired from his position as an executive officer of the Company effective August 15, 2003.

Stock Options

        The following tables summarize stock option grants and exercises during fiscal year 2003 to or by the Named Executives and the grant date present values of the options held by such persons at the end of fiscal year 2003.

Option Grants for Fiscal Year 2003 (1)

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year 2003	Exercise or Base Price	Expiration Date	Grant Date Present Value(2)
Ian J. McCarthy	38,093	18.6%	$62.48	11/15/12	$1,259,736
Michael H. Furlow	23,048	11.3%	$62.48	11/15/12	$724,087
James O'Leary	7,683	3.8%	$62.48	11/15/12	$241,373
Michael T. Rand	2,241	1.1%	$62.48	11/15/12	$70,404
John Skelton	1,921	0.9%	$62.48	11/15/12	$60,351
David S. Weiss	11,353	5.5%	$62.48	11/15/12	$356,672

(1)
Options were granted on November 15, 2002. All options vest over a three year period and expire after ten years.

(2)
Grant date present values were calculated using the Black-Scholes pricing model. The model used by the Company employed the following assumptions for the grant: (i) expected volatility of 46.70%; (ii) risk-free rate of return of 3.60%; (iii) dividend yield of 0.0%; (iv) expected life of 7.0 years; and (v) an annual forfeiture rate of 0% for Messrs. McCarthy and Weiss and 5% for Messrs. Furlow, O'Leary, Skelton and Rand, respectively. No discount for nontransferability was applied.

Aggregated Option Exercises in Fiscal Year 2003 and Value at End of Fiscal Year 2003

			Number of Securities Underlying Unexercised Options Held at End of Fiscal Year 2003
					Value of Unexercised In-the-Money Options at End of Fiscal Year 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ian J. McCarthy	116,300	$7,254,792	200,972	62,701	$12,870,762	$951,887
Michael H. Furlow	0	$0	58,739	36,156	$3,757,546	$567,475
James O'Leary	0	$0	0	11,183	$0	$203,586
Michael T. Rand	5,409	$314,263	3,990	3,765	$240,747	$56,362
John Skelton	40,240	$2,505,522	0	3,445	$0	$49,347
David S. Weiss	88,244	$5,459,033	0	18,736	$0	$283,927

(1)
Represents the difference between the closing price per share of common stock on September 30, 2003 ($84.40) as reported by the NYSE and the exercise price of the options.

Employment Agreements

        Beazer Homes has entered into employment agreements (the "Employment Agreements") with each of the Named Executives (the Chief Executive officer and the four other most highly paid executive officers) which set forth the basic terms of employment for each Named Executive, including base salary, bonus and benefits, including benefits to which each Named Executive is entitled if his employment is terminated for various reasons. Each Employment Agreement is effective for a one-year period and will be extended in each successive year unless earlier terminated by Beazer Homes or the Named Executive or otherwise terminated in accordance with the respective Employment Agreement. In addition, each Employment Agreement contains certain non-competition and confidentiality provisions.

        Generally, if the Named Executive's employment is terminated by Beazer Homes for "cause" (as defined in the Employment Agreements) or as a result of the Named Executive's incapacity or death, the Named Executive will be entitled to receive an amount equal to his base salary through the effective date of termination, and all other amounts to which the Named Executive may be entitled under his Employment Agreement to the effective date of termination, including bonus amounts (for the termination reasons described, other than for "cause"), which will be prorated to the date of termination.

        In the event the Named Executive's employment is terminated for any other reason (including without cause), and by reason of retirement, the Named Executive will be entitled to receive an amount equal to his base salary for the remainder of the term of his Employment Agreement then in effect, bonus amounts to which the Named Executive would have been entitled under his Employment Agreement for the remainder of the term of his Employment Agreement (subject to the prior approval of the Compensation Committee of the Board of Directors), and all other amounts to which the Named Executive may be entitled under his Employment Agreement to the effective date of termination.

Supplemental Employment Agreements

        Each of the Named Executives has entered into a supplemental employment agreement (or has had equivalent terms incorporated into his Employment Agreement) (the "Supplemental Employment Agreement") which supersedes the terms and provisions of such Named Executive's Employment Agreement in the event of a Change of Control (as defined in the Supplemental Employment Agreement). The Supplemental Employment Agreements automatically renew every year for a successive two-year period.

        Pursuant to the Supplemental Employment Agreements, Beazer Homes will continue to employ the Named Executive for a period of two years from the date the Change of Control occurs (the "Effective Date"). During this two-year period, the Named Executive will be entitled to receive an amount approximating his most recent annual base salary ("Annual Base Salary"). In addition, the Named Executive shall be awarded an annual bonus at least equal to the highest bonus for the last three years ("Annual Bonus").

        If the Named Executive's employment is terminated by Beazer Homes for cause, the Named Executive will be entitled to receive an amount equal to the portion of his Annual Base Salary accrued through the effective date of termination and any compensation previously deferred and all other payments to which the Named Executive may be entitled under his Supplemental Agreement.

        If the Named Executive's employment is terminated by Beazer Homes as a result of the Named Executive's death or disability, or by the Named Executive for a reason other than a Good Reason (as defined in the Supplemental Employment Agreements), the Named Executive will be entitled to receive an amount equal to the portion of his Annual Base Salary and Annual Bonus accrued through the effective date of termination and any compensation previously deferred (the "Accrued Obligations") and all other amounts to which the Named Executive may be entitled under his Supplemental Employment Agreement.

        If the Named Executive's employment is terminated by Beazer Homes for any reason other than for cause or as a result of the Named Executive's death or disability, or by the Named Executive for Good Reason, the Named Executive shall be entitled to receive an amount equal to the sum of (i) the Accrued Obligations; (ii) the product of (A) a multiple ranging from 1.5 to 3.0 and (B) the sum of his Annual Base Salary and Annual Bonus; (iii) certain excess pension benefits; and (iv) all other amounts to which the Named Executive may be entitled under his Supplemental Employment Agreement. In addition, Beazer Homes must provide the Named Executive and his family certain benefits for a three-year period following the effective date of termination.

Consulting Agreement and General Release

        David S. Weiss, the former Chief Financial Officer of the Company, resigned as Chief Financial Officer and Director of the Company effective August 15, 2003 and as an employee of the Company effective September 30, 2003. In connection with his resignation, Mr. Weiss entered into a Consulting and Non-Compete Agreement (the "Consulting Agreement") and an Agreement and General Release (the "Release") with the Company. Pursuant to the Consulting Agreement, Mr. Weiss will continue to provide services to the Company as requested for a period of two years. Such services will generally relate to the business operations, strategy, budgeting and financial management of the Company. Mr. Weiss will receive consulting payments of a minimum of $75,000 per year of the two-year term with an additional payment of $300 per hour for each hour of service exceeding 300 hours per year of the two-year term of the Agreement. Under the Consulting Agreement, Mr. Weiss is subject to certain confidentiality provisions regarding trade secrets and other confidential information of the Company which will apply during the term of the Agreement and, with respect to confidential information, for a period of two years following the expiration of the agreement and, with respect to trade secrets, for so long as such information remains a trade secret as defined by state law. The Consulting Agreement also contains a covenant not to compete with the Company during the term of the agreement.

        Pursuant to the Release, the Company and Mr. Weiss entered into mutual releases with respect to all claims known and unknown existing as of the date of his termination other than claims arising under the Consulting Agreement, certain provisions of Mr. Weiss' former employment agreement and claims Mr. Weiss may have for indemnification pursuant to the Company's certificate of incorporation and bylaws or for coverage under applicable directors and officers insurance policies maintained by the Company.

        The Company agreed to amend certain stock-based compensation awards held by Mr. Weiss as of September 30, 2003 to allow their continued vesting during the term of, and contingent on his performance under, the Consulting Agreement and to allow certain vested stock options to remain outstanding and exercisable for such period. As of September 30, 2003, such stock based awards relate to an aggregate of up to 46,409 shares. All options vested as of September 30, 2003 were exercised on or prior to that date.

COMPARATIVE STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return on our common stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Homebuilding Index for the last five fiscal years (assuming the investment of $100 in each vehicle on October 1, 1998 and the reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BEAZER HOMES USA INC., THE S & P 500 INDEX
AND THE S & P HOMEBUILDING INDEX

*
$100 invested on 9/30/98 in stock or index—including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return
	9/98	9/99	9/00	9/01	9/02	9/03
BEAZER HOMES USA, INC.	100.00	90.00	132.12	235.64	296.00	409.21
S & P 500	100.00	127.81	144.78	106.24	84.48	105.09
S & P HOMEBUILDING	100.00	83.96	105.72	107.58	156.89	242.99

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any proposal by a stockholder to be presented at the 2005 annual meeting of stockholders must be received at our principal executive offices, 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, by not later than September 20, 2004. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholders' proposals. Proxies may confer discretionary authority to vote on any matter for which Beazer Homes receives notice after November 17, 2004, without the matter being described in the proxy statement for the 2005 annual meeting.

By Order of the Board of Directors,

Brian C. Beazer Non-Executive Chairman of the Board

Dated: December 31, 2003

APPENDIX A

Beazer Homes USA, Inc.
Audit Committee Charter
Last Revised 11/4/03

        This charter ("Charter") of the Audit Committee (the "Committee") was adopted by the Board of Directors (the "Board") of Beazer Homes USA, Inc. (the "Company") on November 5, 2002.

I.     Purpose of the Committee

        The purpose of the Committee is to assist the Board in overseeing:

  A.
  the integrity of the Company's financial statements as well as systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

  B.
  the Company's compliance with legal and regulatory requirements;

  C.
  the qualifications and independence of the Company's independent auditors;

  D.
  the Company's financial risk; and

  E.
  the performance of the Company's internal audit function and independent auditors.

II.    Responsibilities

        The Committee is to perform activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission ("SEC") and any stock exchange or market on which the Company's securities may be listed from time to time, and perform such other activities that are consistent with this Charter, the Company's Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee's responsibilities are to:

  A.
  Integrity of Financial Statements

  1.
  discuss the Company's annual and quarterly financial statements with management and the independent auditors, including disclosures under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  2.
  discuss with management earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

  3.
  report at least quarterly to the full Board regarding any issues that arise relating to, among other things, financial reporting and compliance and auditor independence;

  4.
  review any internal audit reports;

  5.
  review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, the effect of regulatory and accounting initiatives and off-balance sheet transactions on the financial statements and analyses prepared by management and/or the independent auditors on significant financial reporting issues and judgments; and

  6.
  establish procedures to receive and address complaints regarding accounting, internal control or auditing issues and employees' anonymous concerns regarding accounting or auditing matters.

  B.
  Compliance with Legal and Regulatory Requirements

  1.
  if appropriate or necessary, in the Committee's sole discretion, obtain advice from outside legal counsel or accounting or other advisors;

    2.
    prepare the audit committee report required by the SEC to be included in the Company's annual meeting proxy statement; and

    3.
    review and update the Committee's Charter as needed.

  C.
  Qualifications and Independence of Auditors

  1.
  retain and terminate, in the Committee's sole discretion, the Company's independent auditors;

  2.
  review the lead audit partner and determine whether periodic rotation of the auditing firm is appropriate;

  3.
  approve, in the Committee's sole discretion, all audit engagement fees and terms as well as all non-audit engagements, including tax compliance and planning, with the independent auditors;

  4.
  obtain an annual report from the Company's independent auditors describing (a) the auditor's quality-control procedures and any material issues raised by its most recent internal quality-control review, or peer review, (b) governmental or professional investigations during the last five years with respect to other audits carried out by the firm and (c) all relationships between the auditors and the Company; and

  5.
  establish hiring policies for employees or former employees of the independent auditors.

  D.
  Financial Risk

  1.
  inquire of management, the Vice President, Internal Audit, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize or control the Company's exposure to such risk; and

  2.
  discuss policies on risk assessment and risk management, the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures.

  E.
  Performance of Internal Audit Function and Independent Auditors

  1.
  review the appointment, replacement, reassignment, or dismissal of the Vice President, Internal Audit;

  2.
  hold separate meetings at least quarterly with management and the Company's internal and independent auditors to discuss the adequacy, effectiveness and efficiency of management processes, internal financial systems and operating controls including computerized information system controls and security and any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto;

  3.
  conduct an annual self assessment and submit to an annual performance evaluation of the Committee by the Nominating/Corporate Governance Committee;

  4.
  consider, in consultation with the independent auditors and the Vice President, Internal Audit, the audit scope and plan of the internal auditors and the independent auditors to assure completeness of coverage and the effective use of audit resources;

  5.
  review annually the continuing professional education for the year of the internal audit staff members; and

  6.
  review with the independent auditors any audit problems or difficulties and management's response, including restrictions on the scope of the independent auditor's activities or access to information and any accounting adjustments that were noted or proposed by the independent auditors but were not made.

III.  Membership

  A.
  Qualifications for Membership. The Audit Committee is a committee of the Board and shall consist of no fewer than three directors.

  1.
  All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member shall constitute a financial expert as required by the Sarbanes-Oxley Act of 2002, and as further defined by the SEC.

  2.
  The Committee shall be made up entirely of outside directors who are independent of management, as defined by the relevant SEC and New York Stock Exchange ("NYSE") rules.

  3.
  The members of the Audit Committee and the Chair of the Committee shall be elected by the Board at the annual organizational meeting of the Board following the annual meeting of shareholders and shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal.

  4.
  If the Board fails to designate a Chair, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

  5.
  The Chair shall have accounting or related financial management expertise as defined or required by the relevant rules promulgated by the SEC, NYSE or any other applicable regulatory body.

  6.
  No director who holds, directly or indirectly, more than 20% of the Company's outstanding common stock may serve on the Committee.

  7.
  No director who serves on the audit committee of three or more companies whose stock is publicly traded may serve on the Committee.

  B.
  Removal. An Audit Committee member shall be automatically removed with no further action of the Board of Directors if the member ceases to be a director of the Company or is found by the Board to no longer be an "independent director" as such term is defined under the listing standards of the NYSE, as amended from time to time. Committee members may otherwise be removed or replaced by vote of the Board of Directors upon the recommendation of the Nominating/Corporate Governance Committee.

  C.
  Restrictions on Compensation. The only compensation to Committee members for their service will be normal and customary director's fees, including fees generally provided for committee service, determined by the Board; however, a member may continue to receive a pension or other form of deferred compensation for past service to the Company, if applicable.

IV.    Orientation And Continuing Education

  A.
  Initial Orientation. Upon a member's initial appointment to the Committee, the member will be provided with an orientation manual containing this Charter, the most recent engagement letter with the Company's independent public accountants, the most recent annual and periodic reports filed by the Company with the SEC, the most recent unaudited financial statements of the Company and any other materials which the Company's financial management deems appropriate in order to enable the member to carry out his or her duties and responsibilities on the Committee. In addition, the Company will provide an orientation session appropriate to educate the member about the financial management and internal financial controls of the Company, the extent of the Company's relationship with its independent public accountants, and the financial condition and operations of the Company.

  B.
  Continuing Education. The Committee Members shall comply with such continuing education requirements as may be established by the Board and such requirements as may be necessary or appropriate to comply with applicable laws or regulations or rules promulgated from time to time by the SEC, NYSE or other regulatory body.

V.     Authority

        The Committee's direct reporting relationship is to the Board. The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities. Further, the Committee is granted the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain, in its sole discretion and at the Company's expense, independent counsel, accountants, or others to assist it in the discharge of its responsibilities.

VI.   Meetings

  A.
  Quorum and Voting. Except as otherwise provided by this Charter or by applicable laws or regulations, as amended from time to time: (1) a majority of the members of the Committee entitled to vote, either present in person or by means of remote communication, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Committee, and (2) all actions of the Committee shall be by affirmative vote of a majority of those members so determined to be present or represented by proxy. Actions of the Committee may be taken by voice vote and a record thereof included in the minutes of the meeting, or may be taken by written resolution or consent signed by the members voting for the action. Any such written resolution or consent may be executed in counterparts.

  B.
  Delegation Permitted. The Committee shall have full authority to delegate any of its duties under this Charter to any subcommittee formed by the Board or the Committee or to the Chair of the Committee.

  C.
  Regular Meetings. The Committee shall meet for regular standing meetings four times per year, and at other times as required.

  D.
  Agenda. The Committee Chair will establish an agenda for each meeting after consultation with management.

  E.
  Designation of Secretary. The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meetings, as requested by the Committee.

  F.
  Minutes. The minutes of all Committee meetings will be prepared and distributed to all Committee members and approved at subsequent meetings. Final minutes of all Committee meetings shall be sent to the Secretary of the Company for distribution to the full Board and placed in the records of the Company.

APPENDIX B

Beazer Homes USA, Inc.
Amended and Restated 1999 Stock Incentive Plan

Section 1.—Establishment and Purposes

        Beazer Homes USA, Inc. hereby establishes the Beazer Homes USA, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan").

        The purposes of the Plan are to promote the interests of Beazer Homes USA, Inc. (the "Company") and its Shareholders by aiding the Company in attracting and retaining management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2.—Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

           2.1  "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

           2.2  "Award" shall mean an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

           2.3  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

           2.4  "Board" shall mean the Board of Directors of the Company.

           2.5  "Change of Control" shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares the ("Outstanding Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.5; or

             (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or an behalf of a Person other than the Board; or

            (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Shares and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  Approval by the Shareholders of a complete liquidation or dissolution of the Company.

           2.6  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations promulgated thereunder.

           2.7  "Committee" shall mean the Stock Option and Incentive Committee or any other Committee of the Board designated by the Board to administer the Plan which shall consist of at least two members appointed from time to time by the Board. Each Committee member must qualify as an "outside director" as defined in the Treasury Regulation §1.162-27(e)(3) (or any successor rule) and, to the extent necessary to qualify Awards hereunder for exemption from the liability provisions of Rule 16b-3, a "non-employee director" as defined in Reg. §240.16b-3(b)(3) (or any successor rule) of the Securities Exchange Act of 1934.

           2.8  "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

           2.9  "Company" shall mean Beazer Homes USA, Inc., a Delaware corporation, and any successor corporation.

         2.10  "Director" shall mean a member of the Board of Directors of the Company.

         2.11  "Disability" shall mean disability as defined in Participant's Award Agreement with the Company.

         2.12  "Dividend Equivalent" shall mean any right granted under Section 6.4 of the Plan.

         2.13  "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate or a Director, in each case, who the Committee determines to be eligible.

         2.14  "Fair Market Value" shall mean the fair market value of any property (including but not limited to Shares or other security) determined by a valuation method as established by the Committee from time to time. However, that for purposes of the Plan, the Fair Market Value of Shares on any day on which Shares are traded on the New York Stock Exchange ("NYSE") or any other nationally recognized stock exchange or automated quotation system shall be the closing price of such Shares as reported by the NYSE or such other exchange or quotation system.

         2.15  "Incentive Stock Option" shall mean an Option granted under Section 6.1 of the Plan that meets the requirements of Section 422 of the Code.

         2.16  "Non-Qualified Stock Option" shall mean an Option granted under Section 6.1 of the Plan that is not intended to be an Incentive Stock Option.

         2.17  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include Restoration Options.

         2.18  "Other Stock-Based Award" shall mean any right granted under Section 6.6 of Plan.

         2.19  "Participant" shall mean an Eligible Person who has been granted an Award under the Plan.

         2.20  "Performance Award" shall mean any right granted under Section 6.5 of the Plan.

         2.21  "Person" shall mean any individual, corporation, limited liability company, partnership, association or trust.

         2.22  "Plan" shall mean the Beazer Homes USA, Inc. 1999 Stock Incentive Plan, as amended from time to time.

         2.23  "Restoration Option" shall mean any Option granted under Section 6.1(d) of the Plan.

         2.24  "Restricted Stock" shall mean any Share granted to a Participant under Section 6.3 of the Plan.

         2.25  "Restricted Stock Unit" shall mean a bookkeeping entry representing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date as granted under Section 6.3 of the Plan. A holder of Restricted Stock Units shall not be entitled to voting rights on any Shares to which the Restricted Stock Units relate.

         2.26  "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and the related regulations.

         2.27  "Shares" shall mean shares of Common Stock or such other securities or property, as may be the subject of Awards pursuant to an adjustment made under Section 9.1 of the Plan.

         2.28  "Shareholder" shall mean a shareholder of the Company.

         2.29  "Stock Appreciation Right" shall mean any right granted under Section 6.2 of the Plan.

         2.30  "Tandem Option" shall mean a Non-Qualified Stock Option issued in tandem with a Stock Appreciation Right.

         2.31  "Termination of Employment" shall mean a termination of employment from the Company and all Affiliates.

Section 3.—Administration

        3.1    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan, (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award, (iv) determine the terms, conditions and restrictions of any Award or Award Agreement, (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards, (vi) accept the surrender of outstanding Awards and substitute new Awards, (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

        3.2    Delegation.    The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4.—Shares Available for Awards; Annual Limit on Grants

        4.1    Shares Available.    Subject to adjustments as provided in Section 9.1, the number of shares available for the granting of Awards under the Plan shall be 1,400,000 of which not more than 440,000 Shares (increased from 300,000 by the Board of Directors on May 7, 2003) shall be granted as stock-based Awards, as described in Section 6, other than Options. Shares to be issued under the Plan may be either Shares which have been reacquired and are held in treasury or Shares which are authorized but unissued. If any Shares covered by an Award (or to which an Award relates) are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then subject to Rule 16b-3, the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting of Awards under the Plan. Shares not issued because the holder of any Tandem Option exercises the accompanying Stock Appreciation Right shall not be subject to future Award by the Committee.

        Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,400,000, subject to adjustment as provided in Section 9.1 of the Plan and Section 422 or 424 of the Code or any successor provisions.

        4.2    Maximum Annual Awards to an Eligible Person.    The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be issued under the Plan to an Eligible Person in a calendar year is 150,000, subject to adjustment as provided in Section 9.1 of the Plan. In addition, the maximum number of Shares under a Performance Award that may be issued in any calendar year is 75,000, subject to adjustment as provided in Section 9.1 of the Plan.

        4.3    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of the grant of such Award against the aggregate number of Shares available under the Plan.

Section 5.—Participation

        Participation in the Plan shall be limited to those Eligible Persons selected by the Committee. Awards may be granted to such Eligible Persons and for such number of Shares as the Committee shall determine, subject to the limitations in Section 4. An Award of any type made in any one year to an Eligible Person shall neither guarantee nor preclude a further Award of that or any other type to such Eligible Person in that year or subsequent years other than as provided in Section 4.

        In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account such factors as the Committee, in its discretion, shall deem relevant (such factors may include the nature of the services rendered by the Eligible Person and the Eligible Person's present and potential contributions to the success of the Company). Notwithstanding the foregoing, an Incentive Stock Option (a) may only be granted to full or part-time employees as defined by Section 3401(c) of the Code (including officers and directors who are also employees) of the Company and (b) shall not be granted to an employee of an Affiliate which is not a "subsidiary corporation" of the Company (as defined in Section 424(f) of the Code or any successor provision).

Section 6.—Awards

        6.1    Options.    The Committee is authorized to grant Options to Participants. Options granted shall be subject to the terms and conditions forth in this Section 6.1, the other provisions of the Plan, and any additional terms and conditions as the Committee shall determine (including those specified in the Award Agreement) which are not inconsistent with the provisions of the Plan.

          (a)   Exercise Price. The price per Share purchasable under an Option shall be determined by the Committee. Such purchase price per share shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a 10-percent Shareholder as defined in Code Section 422(c)(5)). Subject to Section 9.1, in no event may the Committee reduce the exercise price of an Option after the original grant date.

          (b)   Option Term. Subject to the provisions of the Plan, the term of each Option shall be specified by the Committee. In no event shall an Incentive Stock Option be exercisable more than ten years (5 years in the case of a 10-percent Shareholder within the meaning of Code Section 422(c)(5)) from the date it is granted. Prior to the exercise of the Option and delivery of the stock subject to the Option, a Participant shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding Options.

          (c)   Time and Method of Exercise of Options. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (provided that all Options granted on or after February 20, 2002 shall have a minimum vesting schedule of three (3) years (subject to Section 6.1(e)) and the method(s) by which and the form(s) in which payment of the exercise price may be made or deemed to be made (including, without limitation, cash, Shares, promissory notes, other securities, other Awards, other property or any combination thereof having a Fair Market Value on the exercise date equal to the relevant exercise price).

          (d)   Restoration Options. The Committee may grant Restoration Options, separately or together with another Option to an Eligible Person. An Award of Restoration Options shall be subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law. Any such Award is contingent on Participant as the Holder of an option ("Original Option") paying the exercise price of the Original Option. The Restoration Option would be an Option to purchase at 100% Fair Market Value as of the date of exercise of the Original Option, a number of Shares not exceeding the sum of (i) the number of Shares so provided as consideration upon the exercise of the Original Option and (ii) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Original Option pursuant to the relevant Plan provisions or Original Option Award Agreement. The Restoration Option may not be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year and the term of the Restoration Option shall not extend beyond the term of the Original Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant.

          (e)   Early Termination of Option. The rules regarding the exercise and/or termination of Options upon a Participant's Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant's Award Agreement with the Company.

          (f)    Change of Control. The exercise of Options in the event of a Change of Control will be treated as provided in Participant's Award Agreement with the Company.

          (g)   Option Repricing. No action shall be taken, without the approval of the Shareholders, to authorize the amendment of any outstanding Option to reduce the exercise price of such option. Furthermore, no Option shall be cancelled and replaced with an Option having a lower exercise price without the approval of the Shareholders. This Section 6.1(g) shall not be construed to prohibit the adjustments provided for in Section 9.1.

          (h)   Other Restrictions on Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted under this Plan shall comply with Code Section 422. The aggregate Fair Market Value (determined as of the grant date) of Shares subject to Incentive Stock Options exercisable by any Participant in any calendar year under this Plan or any other plan of the Company or any Affiliate or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value exceeds $100,000 (or, applicable higher amount), such Options shall be treated as Options which are not Incentive Stock Options.

        6.2    Stock Appreciation Rights.    Subject to Section 4, the Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder a right to receive, upon exercise of the right related to one share, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

        Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        6.3    Restricted Stock and Restricted Stock Units.    The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants under the terms set forth in this Section 6.3, the other Plan provisions and with such additional conditions and restrictions as the Committee may impose which are not inconsistent with provisions of the Plan.

          (a)   Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee imposes which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Award Agreement for an Award of Restricted Stock or Restricted Stock Units shall specify the applicable restrictions on such Shares, if any, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the Award. In addition, the Committee may specify certain performance criteria, the attainment of which will accelerate the lapse of the applicable restrictions. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any Participant under the Plan.

          (b)   Certificates. Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, but not limited to, book-entry registration or issuance of a stock certificate or certificates subject to forfeiture if the restrictions do not lapse. In the event a stock certificate is issued: (1) the certificate shall be registered in the name of Participant and shall bear a legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and (2) shall be held by the Company. Except as otherwise provided by the Committee, during such period of restriction Participant shall have all of the rights of a Shareholder, including but not limited to the rights to receive dividends (or dividend equivalents) and to vote. If shares are issued only upon lapse of restrictions, the Committee may provide that Participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to Shareholder of record after the Award date and prior to the issuance of the Shares. In the case of Restricted Stock Units, no shares shall be issued at the time such Awards are granted.

          (c)   Forfeiture. Rules regarding the forfeiture of Restricted Stock or Restricted Stock Units subject to restrictions upon a Change of Control, or the Participant's Disability, death, Termination of Employment or ceasing to be a Director will be determined in accordance with Participant's Award Agreement with the Company.

          (d)   Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after the restrictions on the Restricted Stock have expired, lapsed or been waived. After the expiration, lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, Shares related to such Restricted Stock Units shall be issued and delivered to the holders of the Restricted Stock Units in accordance with such terms as may be specified by the Committee.

        6.4    Dividend Equivalents.    The Committee is authorized to grant to Participants Awards of Dividend Equivalents under which the holders thereof shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined by the Committee, in its discretion) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to the number of Shares determined by the Committee. Such amounts shall be payable on the date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

        6.5    Performance Awards.    The Committee is authorized to grant Performance Awards to Participants. Once established, the Committee shall not have discretion to modify the criteria for receiving a Performance Award except with respect to any discretion specifically granted to the Committee under this Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan may be an Award of Common Stock, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (or any other right, the value of which is determined by reference to Shares) and such Award may be payable in cash, Shares, other securities or other property. The value of such Performance Awards shall be determined by the Committee and the Performance Awards shall be payable to, or exercisable by, Participant, in whole or in part, upon the achievement of the performance goals during the applicable measurement period specified by the Committee.

          (a)   Amount of Performance Awards. At the end of the measurement period, the Committee shall determine the percentage, if any, of the Performance Awards granted to Participant for that measurement period that are earned by Participant as his Performance Award. That percentage shall be based on the degree to which the performance goals for that measurement period are satisfied. The formula for determining the correlation between the percentages of the Performance Awards earned and the level of performance for a measurement period shall be established in writing by the Compensation Committee at the time the performance goals are determined. Prior to the payment of any Performance Awards, the Compensation Committee must certify the degree of attainment of the applicable performance goals.

          (b)   Performance Goals. Performance goals used to compute Performance Awards shall be based on the Company's business planning process and shall be adopted by the Committee in writing either (1) prior to the beginning of the measurement period to which they apply or (2) not later than 90 days after the commencement of the measurement period provided that at such time the outcome of the performance goals is substantially uncertain. The performance goals shall be comprised of one or more of the following performance measures: (1) total return to Shareholders, (2) cash flow, (3) return on assets, capital, equity or sales, (d) stock price, and (e) earnings per share. Any such performance goals and the applicable performance measures will be determined by the Committee at the time of grant and reflected in a written Award Agreement.

          (c)   Compliance with Section 162(m). All payments under Performance Awards will be designed to satisfy the exception under Section 162(m) of the Code, and related regulations for performance-based compensation, and all Awards hereunder shall be subject to the limitations of Section 162(m).

        6.6    Other Stock-Based Awards.    The Committee is authorized, to the extent permitted under Rule 16b-3 and other applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, Shares or other securities delivered to Participant pursuant to a purchase right granted under this Section 6.6 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

        6.7    General.

          (a)   Consideration for Awards. Except in the case of Awards issued in connection with compensation that has been deferred or an Award issued pursuant to Section 6.6, Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

          (b)   Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Award or awards.

          (c)   Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards, or other property, or any combination thereof), and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

          (d)   Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

          (e)   Time and Method of Exercise. The Committee shall determine the time or times at which Awards granted pursuant to Sections 6.2 through 6.6 may be exercised in whole or in part (provided that all such Awards granted after February 20, 2002 shall have a minimum vesting schedule of three (3) years, except that rules regarding the exercise and or termination of Awards upon a Participant's Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant's Award Agreement with the Company).

Section 7.—Transferability

        7.1    General.    Except as provided in Section 7.2, no Award granted under the Plan shall be transferable by Participant otherwise than by will or the laws of descent and distribution. Any attempted pledge, alienation, attachment, assignment or encumbrance of an Award that is not specifically authorized in accordance with Section 7.2 shall be void.

        Each Award or right under an Award may be exercised during Participant's lifetime only by Participant, his permitted transferee under Section 7.2 or if permissible under applicable state law Participant's guardian or legal representative. However, the Committee may permit Participant to designate, in the manner specified by the Committee, a beneficiary or beneficiaries to exercise the right of Participant and receive any property distributable with respect to an Award upon the death of Participant.

        7.2    Permitted Transfers.    The Committee may, in its discretion, authorize all or a portion of an Award of Non-Qualified Stock Options to be granted to be on terms which permit transfer by Participant to a "Family Member" (as defined below), provided the transfer is through a gift or a domestic relations order. For purposes of this Section 7.2, "Family Member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust for the exclusive benefit of these persons and any other entity owned solely by these persons. The Award Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 7.2. The terms of any such transferred Award shall continue to be applied with respect to Participant, following which the Award shall be exercisable by the Transferee only to the extent and for the periods during which that would have applied to Participant.

Section 8.—Listing and Registration

        All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9.—Adjustments; Business Combinations

        9.1    Adjustment Upon Corporate Transaction.    In the event of (a) dividend or other distribution (whether in the form of cash, Shares, other securities or other property), (b) recapitalization, (c) stock split, (d) reverse stock split, (e) reorganization, (f) merger, (g) consolidation, (h) split-up, (i) spin-off, (j) combination, (k) repurchase or exchange of Shares or other securities of the Company, (l) issuance of warrants or other rights to purchase Shares or other securities of the Company or (m) other similar corporate transaction or event affects the Shares, the Committee may determine that an adjustment would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In this event, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number, type and issuer of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number type and issuer of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

        9.2    Liability of Survivor.    In the event of any corporate reorganization or transaction including any event described in Section 9.1, the surviving entity or successor corporation shall be bound by the terms and conditions of the provisions of this Plan and any Awards issued under this Plan.

Section 10.—Termination and Modification of the Plan

        10.1    General.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Plan or an Award Agreement may be terminated or modified as specified in this Section 10.

        10.2    Amendments to the Plan.    The Board without further approval of the Shareholders may amend, alter, suspend, discontinue or terminate the Plan. Notwithstanding the foregoing the Board may condition any amendment and provide that no modification shall become effective without prior approval of the Shareholders if Shareholder approval would be required for:

            (i)  continued compliance with Rule 16b-3 of the Securities and Exchange Commission;

           (ii)  compliance with the rules and regulations of the New York Stock Exchange or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

          (iii)  the granting of Incentive Stock Options under the Plan, or

          (iv)  continued compliance with Section 162(m) of the Code.

        The Board may not amend Section 6.1(g) hereof without the approval of the Shareholders.

        10.3    Amendments to Awards.    Subject to Section 6.1(g) hereof, the Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended including, but not limited to, a change of the date or dates as of which (a) an Option becomes exercisable or (b) Restrictions on Shares are to be removed. No modification may be made that would materially adversely affect any Award previously made under the Plan without the approval of Participant or holder or beneficiary.

        10.4    Other Amendment.    The Committee shall be authorized to make minor or administrative modifications to the Plan and Awards as well as modifications to the Plan and Awards that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to continue the operation of the Plan.

Section 11.—Income Tax Withholding: Tax Bonuses

        11.1    Withholding.    In order to comply with all applicable federal or state income tax laws or regulations, the Committee may take such action as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from such Participant. In order to assist Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Committee Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value (on the date the tax is withheld) equal to the amount of such taxes (c) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes, (d) delivering to the Company the full amount of taxes due in a combination of cash, and with the Company's approval, Participant's full recourse liability promissory note satisfying the requirements set forth in Participant's Award Agreement or (e) taking a loan under a loan program sponsored by the Company which permits a loan for such purposes and to Participant in accordance with the rules established from time to time by the Committee or the Board of the Company. Any election to have shares withheld must be made on or before the date that the amount of tax to be withheld is determined.

        11.2    Tax Bonuses.    The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state and local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 12.—General Provisions

        12.1    No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

        12.2    Award Agreements.    Each Eligible Person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

        12.3    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        12.4    No Right to Employment.    The grant of an Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        12.5    Governing Law.    The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with applicable federal laws and the laws of the State of Georgia.

        12.6    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        12.7    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        12.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        12.9    Limitation on Benefits.    With respect to persons subject to Rule 16b-3, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        12.10    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13.—Effective Date

        The Plan is effective upon the date of adoption by the Board subject to approval of Shareholders at the February 3, 2000 meeting of Shareholders. Unless previously terminated, the Plan shall terminate ten years from the effective date. Notwithstanding the prior sentence, an Award granted under this Plan may have terms or rights which may extend beyond the date the Plan terminates and the rights of the Committee under the Plan and the Board to amend the Plan may likewise extend beyond the date of the Plan's termination.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Plan adopted by the Board of Directors of the Company as of the second day of November, 1999 as amended through April 16, 2002.

ANNUAL MEETING OF SHAREHOLDERS OF

BEAZER HOMES USA, INC.

February 10, 2004

PROOF #1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒

1.
Election of Directors:

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Laurent Alpert ( ) Katie J. Bayne ( ) Brian C. Beazer ( ) Ian J. McCarthy ( ) Maureen E. O'Connell ( ) Larry T. Solari ( ) Stephen P. Zelnak, Jr.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the Amended and Restated 1999 Stock Incentive Plan.	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all proposals.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF #2

PROXY

BEAZER HOMES USA, INC.

1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 31, 2003, hereby appoints Ian J. McCarthy and James O'Leary (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.01, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Beazer Homes USA, Inc. to be held at 2:00 p.m. on Tuesday, February 10, 2004 at the Company's offices at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328 and at any adjournment or adjournments thereof.

(Continued and to be signed on the reverse side)

QuickLinks

Beazer Homes USA, Inc. 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MATTERS TO BE CONSIDERED
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTING FIRM FEES
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPARATIVE STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG BEAZER HOMES USA INC., THE S & P 500 INDEX AND THE S & P HOMEBUILDING INDEX
PROPOSALS FOR THE NEXT ANNUAL MEETING